   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1998



                            REGISTRATION NO. 33-80627


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM SB-2



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              GILMAN & CIOCIA, INC.
                 (Name of small business issuer in its charter)


      Delaware                        7291                         11-2587324
(State or jurisdiction           (Primary Standard              (I.R.S. Employer
of incorporation or              Industrial Classifica-         Identification
organization)                    tion Code Number)                   No.)


          475 Northern Boulevard, Great Neck, NY 11021, (516) 482-4860 (Address and telephone number of principal executive offices)

                  475 Northern Boulevard, Great Neck, NY 11021
(Address or principal place of business or intended principal place of business)

                                Mr. James Ciocia
                              Gilman & Ciocia, Inc.
           475 Northern Boulevard Great Neck, NY 11021, (516) 482-4860
           (Name, Address and telephone number of agent for service)

                                 With copies to:

Seth A. Akabas, Esq.

Akabas & Cohen
488 Madison Avenue, 11th Floor
New York, NY 10022
(212) 308-8505


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                       Proposed           Proposed
Title of each class of         Amount to be            offering price     aggregate             Amount of
securities to be registered    registered              per share(1)       offering price(1)     registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock (2)               507,926 shares          $4.67 (x)          $2,372,014            $   817.94
----------------------------------------------------------------------------------------------------------------
Common Stock (3)               65,000 shares           $7.94              $  516,100            $   177.97
----------------------------------------------------------------------------------------------------------------
Common Stock  (4)              101,566 shares          $7.94              $  806,434            $   278.08
----------------------------------------------------------------------------------------------------------------
Warrants (5)                   50,783 Warrants         $3.13 (y)          $  158,951            $    54.81
----------------------------------------------------------------------------------------------------------------
Common Stock (6)               50,783 shares           $7.94              $  403,217            $   139.04
----------------------------------------------------------------------------------------------------------------
Common Stock (7)               16,072 shares           $7.94              $  127,612            $    44.00
----------------------------------------------------------------------------------------------------------------
                                                       TOTAL PAID:                              $ 1,511.84


         (1) Estimated using the market price of the Company's Common Stock or Warrants (except as noted in footnote (x) below) solely for the purpose of determining the registration fee.

         (2) Issuable upon exercise of all of the outstanding Redeemable Public Warrants.

         (3)      Issuable upon exercise of stock options outstanding.

         (4) Issuable upon exercise of the Underwriter's Warrants outstanding.

         (5) Issuable upon exercise of the Underwriter's Warrants outstanding.

         (6) Issuable upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, assuming all of the Underwriter's Warrants and the Redeemable Public Warrants issuable thereon are exercised.

         (7) Outstanding shares of Common Stock owned by an employee of the Company.

         (x) Based on exercise price of the Redeemable Public Warrants and not the market price of the Company's Common Stock.

         (y)      Based on market price of the Redeemable Public Warrants.

         The Registrant hereby amends this Amendment to Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Amendment to Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                              GILMAN & CIOCIA, INC.

                              Cross-Reference Sheet

Item  Caption                              Location

1.    Front of Registration                Outside Front Cover Page
      Statement and Outside Front
      Cover of Prospectus

2.    Inside Front and Outside             Inside Front and Outside
      Back Cover Pages of                  Back Cover Pages
      Prospectus

3.    Summary Information and              Prospectus Summary; Risk
      Risk Factors                         Factors

4.    Use of Proceeds                      Use of Proceeds

5.    Determination of Offering            Not Applicable
      Price

6.    Dilution                             Not Applicable

7.    Selling Security Holders             Selling Security Holders

8.    Plan of Distribution                 Plan of Distribution; Selling
                                           Security Holders

9.    Legal Proceedings                    Business--Legal Proceedings

10.   Directors, Executive                 Management
      Officers, Promoters and
      Control Persons

11.   Security Ownership of                Principal Stockholders
      Certain Beneficial Owners
      and Management

12.   Description of Securities            Description of Securities

13.   Interest of Named Experts            Legal Matters; Experts
      and Counsel

14.   Disclosure of Commission             Remuneration of Officers

      Position on                          and Directors
      Indemnification
      for Securities Act
      Liabilities

15.   Organization within Last             Not Applicable
      Five Years

16.   Description of Business              Business; Risk Factors; Financial
                                           Statements; Prospectus Summary;
                                           Market Information; Use of Proceeds


17.   Management's Discussion              Management's Discussion
      and Analysis or Plan of              and Analysis of Financial Condition
      Operation                            and Results of Operations


18.   Description of Property              Description of Property


19.   Certain Relationships and            Certain Relationships and Related
      Related Transactions                 Transactions


20.   Market for Common Equity             Market Information;
      and Related Stockholder              Prospectus Summary
      Matters

21.   Executive Compensation               Remuneration of Officers and
                                           Directors

22.   Financial Statements                 Financial Statements


23.   Changes in and                       Changes in and
      Disagreements with                   Disagreements with
      Accountants on Accounting            Accountants on Accounting and
      and Financial Disclosure             Financial Disclosure

     SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED SEPTEMBER   , 1998
                             GILMAN & CIOCIA, INC.


                         507,926 SHARES OF COMMON STOCK


           233,421 SHARES OF COMMON STOCK BY SELLING SECURITY HOLDERS


         50,783 REDEEMABLE PUBLIC WARRANTS BY SELLING SECURITY HOLDERS

         This Prospectus relates to the offering by the Company (the "Offering") of 507,926 shares of common stock (the "Common Stock"), par value $.01 per share, of Gilman & Ciocia, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of the Company's outstanding redeemable public warrants (the "Redeemable Public Warrants") for the purchase of Common Stock at an exercise price of $4.67 per share (the "Redeemable Public Warrant Exercise Price"), expiring on September 8, 1998. Each Redeemable Public Warrant is redeemable at a price of $.01 per warrant, provided that (i) notice of redemption is given to the Redeemable Public Warrantholders not less than 30 days prior to redemption; (ii) the average of the closing bid and asked quotations of the Common Stock shall have been at least 25% above the Redeemable Public Warrant Exercise Price for the 20 trading days ending on the third day prior to the day on which notice of redemption is given; and (iii) holders of Redeemable Public Warrants shall be entitled to exercise Redeemable Public Warrants until the close of business on the day prior to the date fixed for redemption.

         This Prospectus also relates to the offering (the "Offering") by holders or prospective holders of securities of the Company (the "Selling Security Holders") of: (i) 65,000 shares of Common Stock issuable upon the exercise of outstanding options; (ii) 101,566 shares issuable upon the exercise of the 50,783 Underwriter's Warrants (the "Underwriter's Warrants") for the purchase of Units (each "Unit" consisting of two shares of Common Stock and one Redeemable Public Warrant), which Underwriter's Warrants were
(Continued on next page)


         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY INVESTORS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" LOCATED ON PAGE 6.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The Date of This Prospectus is September   , 1998.

issued to the underwriter of the Company's initial public offering of Units;
(iii) 50,783 Redeemable Public Warrants issuable upon the exercise of the Underwriter's Warrants; (iv) 50,783 shares of Common Stock issuable upon the exercise of the Redeemable Public Warrants that are issuable upon the exercise of the Underwriter's Warrants; and (v) 16,072 shares of Common Stock held by an employee of the Company.

         Shares underlying the Redeemable Public Warrants will be offered by the Company immediately upon effectiveness of this Registration Statement and will be sold as Redeemable Public Warrants are exercised.

         The Common Stock and 50,783 Redeemable Public Warrants to be sold by Selling Security Holders will be offered immediately upon effectiveness of this Registration Statement, but the Selling Security Holders have not yet determined any specific plan of distribution. Such Common Stock and Redeemable Public Warrants may be sold by the Selling Security Holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The Selling Security Holders may effect such transactions by selling the Common Stock or Redeemable Public Warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Common Stock or Redeemable Public Warrants for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "PLAN OF DISTRIBUTION" and "SELLING SECURITY HOLDERS."

         None of the proceeds of the sale of the shares of Common Stock or the Redeemable Public Warrants by the Selling Security Holders will be received by the Company. The Company could receive approximately $3,198,248 of gross proceeds from the exercise of the currently outstanding Redeemable Public Warrants, as well as the 65,000 outstanding stock options, the Underwriter's Warrants, and the Redeemable Public Warrants issuable upon the exercise of the Underwriter's Warrants. However, the exercise of any of such options and warrants is not assured.


         The shares of Common Stock are traded on The Nasdaq National Market System under the symbol "GTAX", and the Redeemable Public Warrants are traded on The Nasdaq SmallCap Stock Market under the symbol "GTAX-W," respectively. As of September 15, 1998, the trading price for shares of the Company's Common Stock was $9.00 per share and for Redeemable Public Warrants was $4.25 per warrant.

----------------------------------------------------------------------------------------------------------------
                                        PRICE TO             Underwriting Discounts
                                        PUBLIC(1)               and Commissions(2)         Proceeds to Issuer(3)
----------------------------------------------------------------------------------------------------------------
Per Share of
Common Stock

507,926 Shares                          $4.67(4)                       $-0-                     $2,372,014
----------------------------------------------------------------------------------------------------------------
 TOTAL.........                                                                                 $2,372,014
----------------------------------------------------------------------------------------------------------------


(1) The 507,926 shares of Common Stock issuable at $4.67 per share consist of the shares issuable upon the exercise of the 507,926 currently outstanding Redeemable Public Warrants.


(2) The securities registered hereunder will not be sold through an underwriter, however, the Company paid to First Colonial Securities, Inc. as advisor in connection with this offering a $35,000 advance fee, although such engagement has expired.



(3) All expenses of this registration other than commissions and concessions are payable by the Company and are estimated at $350,000, which is cross-referenced at footnote 2 in the following chart. The Selling Security Holders are not paying any of the costs associated with this registration. The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are as follows:



Securities and Exchange Commission Fees............  $  1,511
NASDAQ Stock Market listing fees...................       -0-
Transfer/Warrant Agent's Fee and Expenses..........     1,000
Accounting Fees and Expenses.......................   240,000
Blue Sky Fees and Expenses.........................     5,000
Printing Expenses .................................    10,000
First Colonial Securities Group, Inc...............    40,000
Legal Fees.........................................    50,000
Miscellaneous......................................     2,489

                  TOTAL............................  $350,000
                                                     ========



(4) The price received by the Company is the price at which warrantholders may buy Common Stock upon the exercise of Redeemable Public Warrants.

         The sale of securities of Security Holders does not result in any proceeds to the Company. However, it presumes exercise of outstanding warrants and options, and proceeds to the issuer as follows:


--------------------------------------------------------------------------------------------------------------------
                                      PRICE PAID TO           Underwriting Discounts           Proceeds to
                                         ISSUER                 and Commissions(1)              Issuer(2)
--------------------------------------------------------------------------------------------------------------------
Per Share of
Common Stock

           65,000
           Shares                      $ 2.50 (3)                      $-0-                      $ 162,500

           101,566
           Shares                      $ 4.20 (4)                      $-0-                      $ 426,577


           50,783                      $ 4.67 (5)                      $-0-                      $ 237,157
           Shares


       Per Redeemable
       Public Warrant

           50,783                      $  -0- (6)                      $-0-                      $     -0-
          Warrants

--------------------------------------------------------------------------------------------------------------------
Total.........                                                         $-0-                      $ 826,234
--------------------------------------------------------------------------------------------------------------------



(1) The securities registered hereunder will not be sold through an underwriter.


(2) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $350,000 (cross-referenced in the previous chart footnote 3, which also provides detail of such expenses). The Selling Security Holders are not paying any of the expenses associated with this registration.


(3) Shares of Common Stock issuable upon the exercise of outstanding options.

(4) The 101,566 shares of Common Stock issuable at $4.20 per share are the shares of Common Stock issuable upon the exercise of the Underwriter's Warrants.

(5) The 50,783 Shares of Common Stock issuable at $4.67 per share are the shares issuable upon exercise of those Redeemable Public Warrants that are issuable on the exercise of the Underwriter's Warrants.

(6) The 50,783 Redeemable Public Warrants are issuable upon the exercise of the Underwriter's Warrants. For the purposes of this chart, the entire exercise price of the Underwriter's Warrants has been allocated to the Common Stock issuable thereon.

         The Company's fiscal year ends on June 30th. The Company is currently a reporting company under the Securities Exchange Act of 1934, as amended. The Company will provide without charge to each shareholder a copy of all reports filed thereunder. Such requests should be addressed to the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone number (516) 482-4860,
Attention: Secretary. Such reports will also be available for inspection at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. In addition, such reports and other information will be available for inspection at the public reference facilities of the Securities and Exchange Commission in Washington D.C., and at its regional offices at 7 World Trade Center, New York, NY 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60604, and copies of such materials could be obtained from the Public Reference Section of the Securities and Exchange Commission (the "Commission") in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of this filing, reports, proxy and information statements and other information regarding the Company are available on the Commission's website at http://www.sec.gov.

                               PROSPECTUS SUMMARY

         The following summary is intended only to summarize certain material in this Registration. This summary is qualified in its entirety by the detailed information and financial statements that appear elsewhere herein.

                                   THE COMPANY

         Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993, the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns for individuals predominantly in middle and upper income brackets.

         The preparation of a tax return by the Company usually involves a personal meeting at the office between a client and an employee of the Company. In addition, while preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments, pension and estate planning. The Company capitalizes on this situation by providing financial planning questionnaires to all of its tax preparation clients.

         After review of such questionnaires by financial planners, if appropriate, financial planners will recommend the tax preparer to introduce the tax preparation client to a financial planner. Each of the financial planners to which a client might be introduced is a registered representative of an independent registered securities broker/dealer, Royal Alliance Associates, Inc. ("Royal Alliance"), and each has agreed to share commissions with the Company. In approximately 20% of the cases, such financial planner is the tax preparer himself.

         If such clients do utilize the financial planners to assist them on their other financial needs, the Company earns commissions (depending on what service is provided) from the services that the financial planners provide to the client. More than 99% of the financial planners are also authorized agents of insurance underwriters, and approximately 2% of the financial planners are also authorized to act as mortgage brokers, and thus, the Company also earns revenues from commissions for acting as an insurance agent and a mortgage broker.

         All commissions on sales and purchases of securities are earned by the Company's wholly owned subsidiary, JT Securities, Inc. (a registered securities broker/dealer)("JT Securities").



         Royal Alliance, unaffiliated with the Company, is a corporation which is a registered securities broker/dealer and a member of the National Association of Security Dealers, Inc. ("NASD").


         The Company also has a division operating as a direct mail service. It assembles, packages and mails, but does not design, create or draft the test for direct mail materials, however, it provides limited consulting services in these areas.


         Based on the Company's total revenues during its 1997 fiscal year, approximately 40% of the Company's business is tax preparation services; approximately 51% of the Company's business is commission sharing on financial planning services (with approximately 32% from securities transactions and 19% from mortgage brokerage, insurance and other related services); and approximately 9% of the Company's business is direct mail and related services.



          The Company has a total of one hundred twenty eight offices: forty three in New York, fifteen in New Jersey, fourteen in Florida, nine in Arizona, nine in Ohio, seven in Maryland, seven in Connecticut, seven in Washington, seven in Massachusetts, five in Nevada, two in Pennsylvania, one in Virginia, one in Illinois and one in Georgia and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.



         Out of the total number of offices: 34 offices provide predominantly tax preparation services and have no regular financial planner associated with them (although financial planners from other offices do work with clients from all of such 34 offices); and 94 offices provide both tax preparation and regular financial planning services.



         Out of the 94 offices that provide both tax preparation and financial planning services: 21 of these offices have only one person who provides both tax preparation and financial planning services; and 73 of these offices have two or more persons who perform tax preparation and financial planning services. No office has more than a total of ten tax preparers and financial planners.

         The Company opened fifteen new offices in January 1994, twenty two new offices in January 1995, forty four new offices in 1996 (closing four in the first half of 1996), eight new offices in 1997 and seven new offices in 1998.

                                  THE OFFERING

Securities Outstanding:
         Before the Offering.................        5,606,913 shares of Common Stock(1)

                                                     507,926 Redeemable
                                                     Public Warrants

         After the Offering..................        6,332,188 shares of Common Stock (2)
Securities Offered...........................        741,347 shares of Common Stock (3)

                                                     50,783 Redeemable
                                                     Public Warrants (4)(5)

Use of Proceeds..............................        The Company would receive
                                                     $2,372,014 from the exercise of the
                                                     outstanding Redeemable Public
                                                     Warrants.  Such exercise, however,
                                                     is not assured.

                                                     The Company will not receive any of
                                                     the proceeds from the sale of shares
                                                     of Common Stock or Redeemable Public
                                                     Warrants by the Selling Security Holders;
                                                     all proceeds will be paid directly to
                                                     the Selling Security Holders. See
                                                     "SELLING SECURITY HOLDERS." The Company
                                                     could receive $826,234 of gross proceeds from

                                                     the exercise of the outstanding options, the
                                                     Underwriter's Warrants and the Redeemable
                                                     Public Warrants issuable upon exercise of
                                                     the Underwriter's Warrants described herein.
                                                     However, such exercise of any of the
                                                     outstanding options and warrants is not
                                                     assured. The Company will use such proceeds for
                                                     working capital purposes.

Risk Factors..............................           An investment in the Common Stock offered
                                                     hereby involves a high degree of risk and
                                                     immediate substantial dilution. Common Stock
                                                     should not be purchased by a person who cannot
                                                     afford the loss of his or her entire
                                                     investment. A prospective purchaser of Common
                                                     Stock should carefully consider the factors
                                                     discussed under the caption "RISK FACTORS."

The Company's NASDAQ Symbols:
Common Stock..............................           GTAX
Redeemable Warrants.......................           GTAX-W

(1) Does not include 65,000 shares of Common Stock issuable upon the exercise of options at $2.50 per share, 101,566 shares of Common Stock and 50,783 Redeemable Public Warrants, all issuable pursuant to the Underwriter's Warrants to acquire up to 50,783 Units, each Unit consisting of two shares of Common Stock, par value $.01 per share, of the Company and one redeemable warrant ("Redeemable Public Warrant" as defined above) at an exercise price of $8.40 per Unit. See "RISK FACTORS--The Sale of Underwriter's Warrants, Other Warrants and Certain Options and Shares being Registered in this Registration Statement May have an Adverse Affect on the Market Price of the Company's Common Stock and Dilute the Percentage Ownership Interest of Holders of Common Stock." Does not include options to purchase a total of 2,738,779 shares of Common Stock at prices ranging from $2.00 per share to $20.00 per share, some as granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"), and some granted under non-Plan employee stock option agreements. All such options (other than options held by directors of the Company to acquire in the aggregate 420,002 shares of Common Stock and options recently granted to acquire 895,000 shares of Common Stock) have been included in registration statements on Form S-8 filed with the Commission.


(2) Assumes the issuance of 507,926 shares of Common Stock issuable on the exercise of Public Redeemable Warrants at $4.67 per share, 65,000 shares of Common Stock issuable on the exercise of options at $2.50 per share, 101,566 shares of Common Stock issuable pursuant to the Underwriter's Warrants, and 50,783 shares of Common Stock issuable upon the exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants. Does not include options and warrants to purchase a total of 2,738,779 shares of Common Stock at prices ranging from $2.00 per share to $20.00 per share, some as granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"), and some granted under non-Plan employee stock option agreements. All such options and warrants (other than options to acquire an aggregate of 420,002 shares of Common Stock and options recently granted to acquire 895,000 shares of Common Stock) have been included in registration statements on Form S-8 filed with the Commission.

(3) The Common Stock offered hereunder will be issued in connection with the exercise of the outstanding Redeemable Public Warrants, outstanding options, the Underwriter's Warrants, and the Redeemable Public Warrants issuable on exercise of Underwriter's Warrants.

(4) Assumed to be exercised in connection with the Offering.

(5) The Redeemable Public Warrants registered hereunder are issuable upon and assume the exercise of the Underwriter's Warrants.

                                  RISK FACTORS

         An investment in the Common Stock offered hereby involves a high degree of risk. Common Stock should not be purchased by a person who cannot afford the loss of his or her entire investment. The following risks are all of the principal risk factors and should be considered carefully in evaluating the Company and its business prior to purchasing any of the securities offered hereby.

         1. The High Expense and Initial Non-Profitability of Opening New Offices Each Year Could Result In Losses. In order to open new offices, the Company incurs significant expenses to purchase furniture, equipment and supplies. The Company has found that a new office usually suffers a loss in its first year of operation, shows no material profit or loss in its second year of operation and does not attain profitability, if ever, until its third year of operation. Therefore, the Company's operating income may be reduced in any year that the Company opens a number of new offices that is significant in relation to the number of its existing older offices. The Company opened 15 new offices in January 1994, and during its 1994 fiscal year, the Company earned $687,159 from operations. In January 1995 the Company opened 22 new offices, and in its 1995 fiscal year, the Company earned $583,164 from operations, a decrease of 15% as compared to 1994. In addition, the Company believes that income from offices opened in 1994 had begun to contribute to the Company's earnings in 1995. In January 1996, the Company opened 44 new offices and closed five by the end of the year, and the Company generated for the 1996 fiscal year $594,529 in operating income. In January 1997, the Company opened 8 new offices and generated for the 1997 fiscal year $875,994 from operations, an increase of 67.9% as compared to 1996.


         A rapid expansion of offices may, therefore, reduce the Company's short-term net income or result in losses. No assurance, however, can be given that new offices will ultimately operate profitably and increase the Company's net income in the long term.



         If the Company continues to open new offices and if such offices do not become profitable, losses at such offices could depress future earnings or result in charges of expenses to close such offices.



         2. The Acquisition of Small Tax Preparation Practices Could Result in Losses. In 1997, the Company acquired two tax preparation practices. As part of its plan of operations, the

Company plans to continue to acquire small tax preparation practices. The success of the Company will in part be dependent upon the successful operation of the practices acquired. No assurance can be given that the Company will be able to successfully operate the practices that it acquires.



         If the Company continues to acquire tax preparation practices, and if such practices do not operate profitably, losses at such practices could depress future earnings or result in charges of expenses to close such offices.


         3. The Seasonality of the Company's Business Requires Additional Financing. The Company will require approximately $2,000,000 of financing each year to fund its operations during tax season, particularly because, in the past, the Company experiences quarterly losses from July 1st to December 31st each year. No assurance can be given that such financing will be available to the Company, or, if it is available, that it will be on terms favorable to the Company.

         If the Company cannot secure sufficient seasonal financing, the Company may be required to curtail its operations.

         4. Strong Competition from Other Companies Offering Tax Preparation and Financial Planning Services Could Adversely Affect Company's Growth. The income tax preparation and financial planning services industry is highly competitive. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these, which include H+R Block, Inc., H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than the Company. No assurance can be given that the Company will be able to compete successfully with other older, more established companies. See "BUSINESS--Competition." If the Company cannot effectively compete with other companies, the Company will not be able to maintain its rate of growth of new clients, which will adversely affect the Company.

         5. Potential Competition from Departing Employees and Affiliated Financial Planners May Divert Business from Company's Clients. The Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small-scale competition by individuals is difficult. In the past, departing employees and affiliated financial planners have competed with the Company. They have the advantage of knowing the Company's methods and, in some cases, having access to the Company's clients. No assurance can be given that the Company will be able to retain its most important employees and financial planners or that the Company will be able to prevent competition from them or successfully compete against them.

         Departing employees may attract clients away from the Company, which will result in a reduction of revenues and will adversely affect the Company.

         6. The Company's Dependence Upon its Three Executive Officers Makes It Vulnerable to the Loss of any such Officers. The Company is dependent upon the services of James Ciocia, its President, Thomas Povinelli, its Executive Vice President, and Kathryn Travis, its Secretary. The loss or interruption of the services of any of these individuals, would result in a material loss of efficiency and productivity and would have a material adverse affect on the Company.

         7. Potential Civil and Criminal Liabilities under the Internal Revenue Code because of the Company's Business of Preparing Tax Returns May Result in Material Liabilities. The Company's business of preparing tax returns subjects it to potential civil liabilities under the Internal Revenue Code and the regulations promulgated thereunder. Civil penalties, ranging from $50 to $10,000 per violation, could be assessed against the Company for failure to observe certain ministerial requirements, failure to keep required records, improper disclosure of taxpayer records, or failure to maintain required ethical standards with respect to the accuracy of the returns and the positions taken therein regarding taxpayer liability for taxes. Although the Company has not been assessed with material civil penalties or fines, and although the Company intends to comply with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties. The Company does not maintain any professional liability or "malpractice" insurance policy. The Company has never been the subject of a malpractice claim, but if such claims were made, they would require significant expenses for legal fees and other costs in defense and could result in significant liability and could adversely affect the Company by damaging its reputation.

         In addition, making fraudulent statements on a tax return, willfully delivering fraudulent documents to the IRS and unauthorized disclosure of taxpayer information can constitute criminal offenses. Criminal penalties for such offenses range from $1,000 and/or one year of imprisonment to $500,000 and/or three years of imprisonment per violation. The Company has never been charged with a criminal offense. If the Company were to be charged with a criminal offense and found guilty or if any of its employees or executives were convicted of a criminal offense, in addition to the costs of defense and possible fines set forth above, the Company would likely experience an adverse affect to its reputation, which could directly lead to a decrease in revenues from the loss of clients.

         8. Inability of the Company to Provide Services of a Certified Public Accountant may Hamper Company's Marketing and/or Increase Risk of Liability. The Company earns almost $10 million in revenues related to tax preparation services, however, the Company employs only two full-time certified public accountants, who do not work as tax preparers, and the Company does not employ any full-time tax attorneys to provide advice to tax preparers in connection with the proper preparation of returns.

         Ninety three percent of the tax preparation services are conducted by seasonal employees who are not certified public accountants or tax attorneys. Under state law, the Company is not allowed to provide legal tax advice, and the Company does not employ nor does it retain any tax attorneys on a full-time basis. Because most of the Company's employees who prepare tax returns are not certified public accountants, tax attorneys or otherwise enrolled to practice before the IRS, such employees of the Company are strictly limited as to the roles they may take in assisting a client in an audit with the IRS. These limitations on services that the Company may provide could hinder the Company's ability to market its services.

         Furthermore, the small percentage of certified public accountants or tax attorneys to provide assistance and guidance to the Company's tax preparers may increase the risk of the improper preparation of tax returns by the Company. The improper preparation of tax returns could result in significant defense expenses and civil liability as discussed in "RISK FACTORS -- Potential Civil and Criminal Liabilities under the Internal Revenue Code because of the Company's Business of Preparing Tax Returns May Result in Material Liabilities."

         9. Failure to Register as a Broker/Dealer or an Investment Adviser before the Formation of JT Securities, Inc. May Result in Enforcement Actions. As of July 1, 1994, all of the Company's business relationships with registered representatives of an unaffiliated securities broker/dealer have been transacted through the Company's wholly owned subsidiary, JT Securities, a registered securities broker/dealer. The Company believes that, prior to the registration of JT Securities, the Company's business activities did not constitute it as a broker/dealer of securities.

         Prior to such registrations, if the Company was acting as a broker/dealer, then it would have been required to register as such with the Commission, with the National Association of Securities Dealers, Inc. ("NASD"), and possibly with various state authorities. In addition, the fact that the Company has not registered in the past could subject it to civil liabilities, and, possibly, a final order barring the participation of the Company and its principals in the securities industry, in the case that it is determined by an appropriate governmental authority that such registration was required. Registration and the related reporting obligations impose additional costs on the Company and limitations on its manner of doing business.

          JT Securities, a subsidiary of the Company, earns a material portion of consolidated revenue from commissions remitted by Royal Alliance in connection with transactions by financial planners who have entered into commission sharing agreements with the Company. JT Securities is registered as a securities broker/dealer with the Securities and Exchange Commission and is a member of the NASD. JT Securities is also registered as a broker/dealer in New York State, and a registered investment advisor in New York State and Florida, but is not currently registered as a broker/dealer in any of the other states in which the Company has offices. The Company does not believe that JT Securities is required to register as a broker/dealer in such other states based upon its current activities, however, no assurance can be given that state securities officials would not consider JT Securities to be acting as an unregistered broker/dealer in such states, which could subject the Company to fines, enforcement actions and related defense costs.

         10. Trademark Infringements and Loss of Trademark Could Damage the Company's Marketing. The Company has registered its "Gilman + Ciocia(R)" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman + Ciocia(R)" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.

         If another entity utilizes the Company's trademark and the Company cannot enforce its trademark against such entity, then the Company may lose clients to the infringing entity, which would adversely affect the Company revenues and profitability.
         11. Continued Expansion into Financial Planning and the Dependance on Individual Financial Planners Makes the Company Vulnerable to Lack of Success of Financial Planners. The Company plans to continue to expand into the area of financial planning and recruit financial planners. The success of the Company will in large part be dependent upon the successful operation of the financial planners who are recruited. No assurance can be given that such financial planners will be successful in their ventures. The financial planning segment of the Company's business has generated an increasing portion of the Company's revenues during the past few years, and if such segment does not continue to be successful, the Company's rate of growth may decrease.
         12. Control of the Company by Current Management which Owns or Could Acquire 42.4% of the Outstanding Common Stock of the Company. The current management of the Company owns or could acquire approximately 42.4% of the outstanding Common Stock of the Company. No cumulative voting is in effect for the election of directors of the Company, and no such arrangement is currently contemplated. The current management will, therefore, be able to elect all of the directors and thereby effectively continue to control the Company. Current management, therefore, through its share ownership of the Company could pose an obstacle to a purchase of the Company that might be desirable to other shareholders and/or to a change in management if the Company is not operating profitably in the future. See "DESCRIPTION OF SECURITIES."

         13. The Issuance of Preferred Stock that does not Require Approval of the Shareholders May Inhibit Change of Control. The Company has authorized 100,000 shares of Preferred Stock (see "DESCRIPTION OF SECURITIES"), which may be issued, without approval by the shareholders of the Company, by the Board of Directors of the Company in such classes, with such designations, rights and preferences and at such prices as the Board of Directors determines to be in the best interest of the Company. Holders of such Preferred Stock so issued could have preferential rights over the holders of Common Stock in a liquidation of the Company. In addition, although management of the Company does or could control approximately 42.4% of the outstanding Common Stock, if at any time in the future management does not control a majority of the outstanding Common Stock, then Preferred Stock with special voting or other rights could be issued that could entrench current management and adversely affect any proposed change of control of the Company.

         Current management, therefore, through the issuance of Preferred Stock of the Company could pose an obstacle to a purchase of the Company that might be desirable to other shareholders and/or to a change in management if the Company is not operating profitably in the future.

         14. Management's Broad Discretion over the Allocation of the Company's Proceeds Means that Proceeds Could be Used for Risky Ventures Not Approved by Shareholders. The proceeds of the Offering will be utilized predominately for the opening of new offices, recruiting financial planners, acquiring existing tax preparation practices, marketing and sales, general and administrative expenses and working capital requirements. However, management will have broad discretion over the application and allocation of the use of the net proceeds. See "USE OF PROCEEDS." The Company's management is not restricted in the use of the proceeds, which may be utilized for risky ventures and in ways that may not be productive for the Company.


         15. Immediate Substantial Dilution of the Company's Common Stock Means that the Net Book Value of a Share of Common Stock Is Far Less than its Market Price. At the market price on September 15, 1998 of $9.00 and assuming that all outstanding warrants and options registered hereby are exercised and shares of Common Stock are sold, purchasers of Common Stock will experience a substantial dilution of $7.17.(1) If the Company were to be liquidated, then


-------
(1) This calculation assumes that the following shares of common stock and warrants will be fully exercised: 507,926 Redeemable Public Warrants, 65,000 options to an outside party, 50,783 Underwriter's Warrants and 50,783 Redeemable Public Warrants issuable upon the exercise of Underwriter's Warrants.

shareholders would almost certainly receive less than approximately $1.83 for each share of Common Stock purchased for $9.00.


         16. Dividends have not been distributed by the Company. Since its initial public offering of securities in 1994, the Company has paid no dividends, and it does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company. It is very likely that no dividends will be distributed in the near future, which may reduce the marketability of the Company's Common Stock.


         17. Contingent Tax Liability May Be Imposed in respect of Past Compensation Paid to Financial Planners Affiliated with the Company. Of the financial planners affiliated with the Company, approximately 66% also perform tax preparation, managerial or other services for the Company and receive compensation as employees of the Company for such services ("Employee/Planners"). Three Employee/Planners also received compensation from the Company for tax preparation, managerial and/or other services as independent contractors. If the Internal Revenue Service were to consider these three Employee/Planners as employees, then the Company may have tax liabilities in connection with past compensation paid to such three Employee/Planners. The Company believes that it is unlikely that such contingent tax liabilities, if any, would have a material effect on the financial position, results of operations or cash flows of the Company.



       The financial planners affiliated with the Company receive their share of commissions directly from Royal Alliance as independent contractors and registered representatives of Royal Alliance. The Company's opinion is that this tax reporting method is appropriate.

No assurance can be given that the U.S. Internal Revenue Service or State authorities will not attempt to assert payroll tax claims in respect of such commissions, and if such claims were ultimately decided against the Company, the payment of such tax liabilities could have a material adverse affect on the Company's financial condition.



         18. Potential Future Sales of Restricted Stock pursuant to Rule 144 May Have an Adverse Affect on the Market Price of the Company's Common Stock. Of the 5,606,913 shares of Common Stock currently issued and outstanding approximately 3,500,000 shares are "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Act"). In general, under Rule 144 promulgated under the Act, a person who has satisfied a one-year holding period may, under certain circumstances, sell, within any three-month period, a number of shares of "restricted securities" that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume of such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares of Common Stock by a person who is not an "affiliate" of the Company (as defined in Rule
144) and who has satisfied a two-year holding period, without any volume or other limitation. Of the shares of Common Stock currently outstanding, almost all of the "restricted" shares have already been held for the one-year holding period mentioned above, and about 1,400,000 of the "restricted" shares have been held for longer than two years and are not owned by "affiliates" of the Company shareholders.


         The Company has granted 2,666,000 options to purchase shares of the Company's Common Stock to 28 individuals in addition to the 402,002 granted to employees in conjunction with its 1993 Joint Incentive and Non-qualified Stock Option Plan, of which 65,000 were sold to an outside party. The shares issuable upon exercise of such options would be eligible for resale under Rule 144 after one year following the exercise of such options or earlier if the underlying Common Stock were registered by the Company. Certain shares are registered in the Company's registration statements on Form S-8 filed on October 28, 1996 and April 13, 1998 and certain shares are registered in the Company's registration statement of which this prospectus is a part.

         The sale of restricted Common Stock in the future, or even the possibility that it may be sold, may have an adverse affect on the market price for the Common Stock and reduce the marketability of the Common Stock.

         19. The Sale of Underwriter's Warrants, Other Warrants and Certain Options and Shares Being Registered in this Registration Statement May Have an Adverse Affect on the Market Price of the Company's Common Stock and Dilute the Percentage Ownership Interest of Holders of Common Stock. The Company is registering for sale up to 507,926 shares underlying the Redeemable Public Warrants, 65,000 shares issuable upon exercise of options at $2.50 per share, 101,566 shares of Common Stock issuable pursuant to the Underwriter's Warrants, 50,783 Public Redeemable Warrants issuable upon exercise of the Underwriter's Warrants, 50,783 shares of Common Stock issuable upon the exercise of Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, and 16,072 shares held by an employee. Exercise of such Underwriter's Warrants could occur at a time that the Company could probably obtain financing on better terms, and such exercise would likely dilute the percentage ownership interest of holders of Common Stock. In addition, the offering for sale of some or all of such underlying Common Stock, or even the possibility of such sale, may have an adverse affect on the market price for the Common Stock and reduce the marketability of the Company's Common Stock. See "DESCRIPTION OF SECURITIES" and "PLAN OF DISTRIBUTION."


              This prospectus does not include options to purchase a total of 2,738,779 shares of Common Stock at prices ranging from $2.00 per share to $20.00 per share, some as granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"), and some granted under non-Plan employee stock option agreements. All such options (other than options held by directors of the Company to acquire in the aggregate 420,002 shares of Common Stock and options recently granted to acquire 895,000 shares of Common Stock) have been included in registration statements on Form S-8 filed with the Commission.

         A sale of such securities, or even the possibility of such sale, may have an adverse affect on the market price for the Common Stock and reduce the marketability of the Company's Common Stock.


         20. The Imposition of Additional Rules Limiting Broker/Dealer Sales of Shares of Common Stock May Adversely Affect the Company's Ability to Sell its Securities and Discourage Broker/Dealers from Effecting Transactions in the Company's Common Stock. The Company's Common Stock is not currently covered by, but it is possible that the Company's Common Stock, if its market price were to fall substantially, in the future might come to be covered by a Commission rule that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse). For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.

         In addition, it is possible that an underwriter's participation in the trading market of the Common Stock and the Redeemable Public Warrants will be covered by a Commission rule that imposes additional disclosure requirements on broker/dealers in "penny stock" transactions. Although the Common Stock is currently outside the definition of a "penny stock" under the applicable rules, in the event the Common Stock were subsequently to become characterized as a "penny stock," as a result of being delisted from The Nasdaq SmallCap Stock Market or otherwise, broker/dealers effecting transactions for clients in the Common Stock will be required to make extensive disclosures to such clients in certain circumstances regarding the Common Stock, including bid, offer and other pricing information relating to the Common Stock, such broker/dealer's compensation and the compensation of associated persons in connection with the transaction, and such client's specific account information. Such additional burdens imposed upon broker/dealers may discourage broker/dealers from effecting transactions in the Common Stock. Consequently, these rules may affect the ability of broker/dealers to sell the Company's securities and also may affect the ability of purchasers of Common Stock to sell their securities in the secondary market.


         21. Directors of the Company are Generally Not Individually Liable for Monetary Damages to the Company or to its Stockholders for Decisions Made by the Board with Limited Exceptions under Delaware Law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. See "MANAGEMENT." Because of the lack of individual liability of the Directors, the

Directors have broad discretion over what actions shall be made on behalf of the Company, which actions may by ill-advised and may adversely affect the Company without resulting in any liability on the part of Directors to compensate the Company for such adverse results.

                               MARKET INFORMATION



         The Principal market on which the Company's Common Stock trades is The NASDAQ Stock Market under the symbol "GTAX." Prior to August 28, 1998, the Company's Common Stock traded on the Nasdaq SmallCap Stock Market.
Prior to December 1994 no public market existed for the Company's securities.


         The following table sets forth the high and low sales prices for the Common Stock during the period indicated:

                                               Sales Prices
                                               ------------
Quarter Ended                             High              Low
-------------                             ----              ---
December 31, 1994                         $  3 3/4       $   3 1/2

March 31, 1995                            $      4       $   2 1/4

June 30, 1995                             $  4 1/8       $   2 1/4

September 30, 1995                        $  5 5/8       $   3 1/8

December 31, 1995                         $  7 1/2       $   5 1/4

March 31, 1996                            $ 7 7/16       $   5 1/2

June 30, 1996                             $  7 1/4       $   5 3/8

September 30, 1996                        $  6 1/2       $   5 1/4

December 31, 1996                         $  3 1/2       $       2

March 31, 1997                            $ 2 3/16       $  2 1/16

June 30, 1997                             $ 2 1/16       $ 1 15/16

September 30, 1997                        $  5 1/8       $   4 1/8

December 31, 1997                         $  8 3/8       $   4 3/8

March 31, 1998                            $ 14 7/8       $       7

June 30, 1998                             $ 24 1/2       $  13 3/4

           Since December 1997, the market price of the Common Stock of the Company has tripled and fallen to approximately its December 1997 range. The Company, however, has no basis for knowing the cause of such volatility or how long it will continue, and no assurance can be given that the Company's performance during recent periods is predictive of its future performance.



         As of September 15, 1998, the approximate number of holders of record of the Common Stock was 263.


         The Company has not paid dividends to its shareholders since its initial public offering and does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company.

           The Company's NASDAQ symbols are:

Common Stock...........................                       GTAX
Redeemable Warrants....................                       GTAX-W

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Security holders; all proceeds will be paid directly to the Selling Security Holders. See "SELLING SECURITY HOLDERS." The Company could receive up to $3,198,248 of gross proceeds from the exercise of all of the currently outstanding Redeemable Public Warrants, 65,000 options currently outstanding for the purchase of Common Stock, the Underwriter's Warrants, and the Redeemable Public Warrants issuable upon exercise of the Underwriter's Warrants. However, such exercise of any of the outstanding options and warrants is not assured.

         The Company estimates that it will incur approximately $350,000 in expenses relating to this offering and intends to use the net proceeds for working capital purposes. Such funds will not be kept separate from other funds of the Company and collectively will be used to pay all obligations of the Company including compensation to the officers. No proceeds are allocated specifically to any other payment, directly or indirectly, to directors, officers or their affiliates. The officers of the Company have broad discretion over the use of proceeds. See "Risk Factors -- Management's Broad Discretion Over the Allocation of the Company's Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

         The sale and issuance of securities upon the exercise of Redeemable Public Warrants will result in proceeds directly to the Company as follows:

-----------------------------------------------------------------------------------------------------------------
                                        PRICE TO              Underwriting Discounts
                                        PUBLIC(1)                and Commissions(2)         Proceeds to Issuer(3)
-----------------------------------------------------------------------------------------------------------------
Per Share of
Common Stock

507,926 Shares                          $4.67(4)                       $-0-                     $2,372,014


-----------------------------------------------------------------------------------------------------------------
 TOTAL.........                                                                                 $2,372,014
-----------------------------------------------------------------------------------------------------------------

(1) The 507,926 shares of Common Stock issuable at $4.67 per share consist of the shares issuable upon the exercise of the 507,926 currently outstanding Redeemable Public Warrants.

(2) The securities registered hereunder will not be sold through an underwriter, however, the Company paid to First Colonial Securities, Inc. as advisor in connection with this offering a $35,000 advance fee, although such engagement has expired.



(3) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $350,000, which is cross-referenced at footnote number 2 for the following chart. The Selling Security Holders are not paying any of the costs associated with this registration. The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are as follows:



Securities and Exchange Commission Fees............           $  1,511
NASDAQ Stock Market listing fees...................                -0-
Transfer/Warrant Agent's Fee and Expenses..........              1,000
Accounting Fees and Expenses.......................            240,000
Blue Sky Fees and Expenses.........................              5,000
Printing Expenses .................................             10,000
First Colonial Securities Group, Inc...............             40,000
Legal Fees.........................................             50,000
Miscellaneous......................................              2,489

           TOTAL...................................           $350,000
                                                              ========


(4) The price received by the Company is the price at which warrantholders may buy Common Stock upon the exercise of Redeemable Public Warrants.

           The sale of securities by Security Holders will not result in any proceeds to the Company. However, it presumes exercise of outstanding warrants and options, and proceeds to the issuer as follows:

-----------------------------------------------------------------------------------------------------------
                                      PRICE PAID TO           Underwriting Discounts            Proceeds to
                                         ISSUER                 and Commissions(1)               Issuer(2)
-----------------------------------------------------------------------------------------------------------
Per Share of
Common Stock

           65,000
           Shares                      $ 2.50 (3)                      $-0-                      $ 162,500

           101,566
           Shares                      $ 4.20 (4)                      $-0-                      $ 426,577


           50,783                      $ 4.67 (5)                      $-0-                      $ 237,157
           Shares


       Per Redeemable
       Public Warrant

           50,783                        $ -0-(6)                      $-0-                      $    -0-
          Warrants

-----------------------------------------------------------------------------------------------------------
Total.........                                                         $-0-                      $826,234
-----------------------------------------------------------------------------------------------------------


(1) The securities registered hereunder will not be sold through an underwriter.

(2) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $260,000 (cross-referenced in the previous chart footnote 3 which also provides detail of such expenses). The Selling Security Holders are not paying any of the expenses associated with this registration.

(3) Shares of Common Stock issuable upon the exercise of outstanding options.

(4) The 101,566 shares of Common Stock issuable at $4.20 per share are the shares of Common Stock issuable upon the exercise of the Underwriter's Warrants.

(5) The 50,783 Shares of Common Stock issuable at $4.67 per share are the shares issuable upon exercise of those Redeemable Public Warrants that are issuable on the exercise of the Underwriter's Warrants.

(6) The 50,783 Redeemable Public Warrants are issuable upon the exercise of the Underwriter's Warrants. For the purposes of this chart, the entire exercise price of the Underwriter's Warrants has been allocated to the Common Stock issuable thereon.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL

           Gilman & Ciocia, Inc. (the "Company") is a preparer of federal, state and local income tax returns for individuals predominantly in middle and upper income brackets. In addition, while preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments, pension and estate planning. The Company capitalizes on this situation by making available affiliated financial planners. These financial planners are registered representatives of an independent registered securities broker/dealer, Royal Alliance Associates, Inc. ("Royal Alliance"), and each has agreed to share commissions with the Company.

           More than 99% of the affiliated financial planners are also authorized agents of insurance underwriters and approximately 2% of the financial planners are authorized to act as mortgage brokers, and thus the Company also earns revenues from commissions for acting as an insurance agent and a mortgage broker.

           The Company earns a share of commissions (depending on what service is provided) from the services that the financial planners provide to the clients in transactions for securities, insurance and related products.

           The Company also has a division operating as a direct mail service.

           During its 1997 fiscal year, approximately 40% of the Company's revenues were earned from tax preparation services; 51% were earned from all financial planning and related services (with 32% from securities transactions and 19% from mortgage brokerage, insurance and other related services); and 9% were earned from direct mail and related services.

           Direct mail services have not historically made any material contribution to the Company's net income. The Company's tax return preparation business and its financial planning business are closely linked together in that such various lines of business generally use the same individuals, assets, marketing and facilities. The Company believes that its tax return preparation business is inextricably intertwined with, and a necessary adjunct to, its financial planning activities, that neither segment would operate profitably by itself and that the two segments can be viewed meaningfully only as a whole.

           The Company opened fifteen new offices in January 1994, twenty two new offices in January 1995, forty four new offices in 1996 (closing four in the first half of 1996), eight new offices in 1997 and seven new offices in 1998.

PLAN OF OPERATION

           Tax Preparation and Financial Planning

           During the 1996 and 1997 fiscal years, the Company opened 48 new offices, which represents 40% of all offices at June 30, 1997. New offices attract more potential tax preparation clients, resulting in increased revenues and contributing to the Company's growth. In addition, an increase in the clients for whom the Company prepares tax returns also directly increases the potential for the Company to earn a share of commissions from financial planning for such clients. The Company plans to continue its expansion and open new offices during the next year (although no specific target has been set), recruit successful financial planners and acquire existing tax preparation practices. The Company anticipates funding this growth through operating profits and use of its short-term line of credit, but anticipates that additional funds may be available through the exercise of outstanding options and warrants because the sale and/or resale of the common stock underlying such securities has been registered under the registration statement of which this prospectus is a part. However, there can be no assurance that the offering will be consummated or that any of such options or warrants will be exercised.

           During the 1996 and 1997 fiscal year, in connection with the acquisitions of two practices, the Company bought the building in which the practice had offices. The Company may purchase other real estate in connection with future acquisitions but it has no plans to invest in real estate apart from its other businesses.

           The Company anticipates that opening new offices will increase its revenues, but will involve a substantial increase in costs. The Company has no basis to predict whether its new offices will have a material effect on its net income. The Company believes that its new offices can ultimately be operated profitably, but expansion may initially reduce the Company's profits or result in an overall loss in future years.

           Direct Mail Division

           During the Company's 1997 fiscal year, the Company continued its operations of a direct mail division in order to control the substantial costs of advertising its many offices. This division was acquired to specifically reduce the costs of advertising for the Company. The Company believes that the direct mail division results in lower advertising costs on a per-office basis, as the Company takes advantage of economies of scale. The Company's direct mail division operates as an independent division and solicits its own customers for its direct mail services. From the first quarter to the second quarter of 1998, the direct mail division has experienced a 250% increase in revenues due to new accounts of unrelated parties.

           No events or transactions have occurred subsequent to March 31, 1998, and the Company is not aware of any material trend, that would materially affect an investor's understanding of the Company's financial condition or its results of operations.


RESULTS OF OPERATIONS

           1997 and 1996 Fiscal Years Compared


           The Company's revenues for the fiscal year ended June 30, 1997 were $24,574,571 as compared to revenues of $21,521,537 for the prior fiscal year. The increase in revenues for its 1997 fiscal year from its 1996 fiscal year is attributable to: (1) the Company's opening of eight new offices in January 1997 (the "1997 New Offices") and the acquisition of ten customer lists which resulted in increased revenues from tax preparation services of $476,518; (2) continued growth of the existing offices which resulted in increased revenues from tax preparation services of approximately $1,297,000; and (3) increased financial planning revenues of approximately $1,780,000 over all offices; offset partially by (4) a decrease of revenues of approximately $502,000 from its direct mailing services resulting from the loss of a few customers.

           The Company's total revenues for the year ended June 30, 1997 consist of $9,921,967 for tax preparation services, $12,464,284 for financial planning services and $2,188,320 for direct mailing services. The Company's total revenues for the year ended June 30, 1996 consist of $8,147,986 for tax preparation services and $10,683,765 for financial planning services; and $2,689,786 for direct mailing services.



           The consolidated statements of operations for the years ended June 30, 1997 and 1996 have been restated to reflect the total of the commission revenue received by the Company and the commissions paid by Royal Alliance directly to the financial planners (who are registered representatives of Royal Alliance but are affiliated with the Company) as the Company's revenue from financial planning services. The resulting increase in commission revenue is offset by an increase in commission expense equal to the same amount. Accordingly, this restatement had no effect on the Company's consolidated financial position, net income (loss) or cash flows.


           The growth in the tax preparation segment is primarily attributable to the additional revenues generated by the 1997 New Offices, the continual growth of the existing offices, and the increase of production from the tax preparers. The growth in the financial planning segment is also attributable to the continual growth of the existing offices and the increase of production from the acquisition of new financial planners.

           The remaining growth in financial planning revenues is a result of the Company's benefiting from a year of rapidly rising equity security prices in the marketplace, which induced clients to invest funds with financial planners affiliated with the Company, generating commission revenues for the Company. Any reduction in the rate of increase of equity securities' prices in the marketplace could reduce the increase in investments that the Company's clients make through financial planners affiliated with the Company, and falling market prices of securities could result in a reduction that would offset other sources of growth in the Company's financial planning revenues. The 1997 growth of the financial planning services was not significantly affected by the opening of the 1997 New Offices. The Company has normally experienced a 6 to 12 month delay after the opening of a new office before such office generates significant financial planning revenues.


           The Company's operating expenses for the 1997 fiscal year were $23,283,697 as compared to operating expenses of $20,927,008 for the 1996 fiscal year. The increase of 11.3% in the Company's operating expenses for its 1997 fiscal year from its 1996 fiscal year was attributable to increases of $1,381,867 and commissions; $518,333 in general and administrative expenses; $234,816 in advertising; $381,980 in rent; and $260,454 in depreciation and amortization; and the absence of any reimbursement of financial planning expenses ($125,000 in 1996); and offset by a reduction in direct mail costs of $545,761.


           The reasons for the increases in operating expenses are the increase in financial planning services, the addition of the 1997 New Offices and having a full year of operating expenses for the 40 net new offices opened in January of 1996.

           The increase in salaries and commissions is due to increased tax preparation salaries and financial planning activities (which generate commissions that are generally shared between the Company and those affiliated financial planners that have entered into commission sharing agreements with the Company). The increase in salaries and commissions pertains to the personnel working at the 1997 New Offices as well as the commissions that resulted from increased financial planning activities, which are predominantly the result of increased investments by clients that resulted in increased commissions.

           The increase in depreciation and amortization is due primarily to the acquisition of ten customer lists for approximately $487,000 and the capital expenditures of approximately $592,000 made during the Company's 1997 fiscal year including the purchase of two buildings. The increase in advertising is primarily due to the 1997 New Offices. The increase in rent is due to approximately $46,000 for the 1997 New Offices, approximately $17,000 for the direct mail division and approximately $319,000 for existing offices.

           The increase of $518,333 in general and administrative expenses from the Company's 1996 to its 1997 fiscal years resulted from the Company's expansion of operations. Such increase was primarily the result of the inclusion of six months of expenses for the eight new offices opened in January 1997, as well as a full year of expenses for the 40 net new offices opened in January 1996. These offices generated increases of approximately $15,000 in office supplies, $14,000 in office expenses and $19,000 in telephone charges. In addition, increased financial planning activities resulted in an increase of approximately $120,000 in clearing fees, and the direct mail division incurred $350,000 of general and administrative expenses during the Company's 1997 fiscal year.

           The decrease in other income of $314,124 or 107% is due to the decrease in income from the Company's investment in partnership of approximately $125,000, a decrease in realized gains of approximately $84,000 on the sale of marketable securities and an increase in interest expense of approximately $95,000. In July 1995, the Company, together with an officer of the Company and one of its former officers, formed an investment partnership, which yielded income of approximately $73,000 during the Company's 1997 fiscal year as compared to $198,000 for the 1996 fiscal year. Such partnership began liquidating its investments and distributing its assets to its partners in the Company's 1997 fiscal year, and is in the process of liquidating its remaining investments.

           The Company's income after provision for income taxes for its 1997 fiscal year is $875,994 as compared to $534,726 for its 1996 fiscal year. The increase of 63.8% is primarily attributable to increases in the Company's tax preparation segment of approximately $396,000 and financial planning segment of approximately $367,000. These increases are offset by a decrease in the Company's direct mail division of approximately $68,000 and by a decrease in other income of approximately $314,000.

           The Company's business is highly seasonal, with the majority of its revenue earned in the first four months of the calendar year. The effect of inflation has not been significant to the Company's business in recent years.


      Nine Months ended March 31, 1998 and 1997 Compared


           The Company's revenues for the nine months ended March 31, 1998 were $21,710,413 as compared to revenues of $18,342,712 for the comparable period of the prior year. The increase in revenues of 18.4% for the nine months ended March 31, 1998 from the comparable period of the prior year is attributable partly to the opening of seven new offices in January 1998 (resulting in an increase in tax preparation revenues of approximately $235,000), and the remaining one hundred twenty one offices which accounted for additional tax preparation revenues of approximately $497,000. Financial planning revenues increased by approximately $2,849,000 (which was primarily generated in the pre-1998 offices). These increases were offset by a decrease of approximately $213,000 in revenues from the direct mail division due to a lower customer base.


           The Company's total revenues for the nine months ended March 31, 1998 consisted of $8,718,884 for tax preparation services, $11,429,991 for financial planning services, and $1,561,538 for direct mail services. The Company's total revenues for the nine months ended March 31, 1997 consisted of $7,987,260 for tax preparation services, $8,580,847 for financial planning services and $1,774,605 for direct mail services.



           The consolidated statements of operations for the nine months ended March 31, 1998 and 1997 have been restated to reflect the total of the commission revenue received by the Company and the commissions paid by Royal Alliance directly to the financial planners (who are registered representatives of Royal Alliance but are affiliated with the Company) as the Company's revenue from financial planning services. The resulting increase in commission revenue is offset by an increase in commission expense equal to the same amount. Accordingly, this restatement had no effect on the Company's consolidated financial position, net income (loss) or cash flows.



           The increase in the Company's financial planning revenues for the nine months ended March 31, 1998 compared to the nine months ended March 31, 1997 was an increase of 33.2%. The increase in such financial planning revenues is attributable to additional financial planners which resulted in an approximately $1,250,000 increase in insurance commissions for the nine months ended March 31, 1998 compared to the comparable nine month period of the prior year. The remaining increase of approximately $1,600,000 in financial planning revenues resulted from a period of rising market prices which induced clients to increase their security transaction activities. This resulted in additional commissions earned by the Company.



           The Company's operating expenses for the nine months ended March 31, 1998 were $18,980,802 as compared to operating expenses of $18,441,431 for the comparable period of the prior year. The increase of 2.9% in the Company's operating expenses for its nine months ended March 31, 1998 from the comparable period of the prior year was attributable to an increase in salaries and commissions of $702,271, a decrease of $241,369 for direct mail costs and a decrease in advertising costs of $184,639. These decreases in operating expenses were offset by increases in other expenses as follows: an increase in rent expense of $116,291, an increase in depreciation and amortization expense of $9,642, and an increase in general and administrative expenses of $137,175.


           The increase in operating expenses of $539,372 is due to a decrease in salaries and commissions of 7.1% due to an increase in financial planning business, a decrease in advertising costs of 6.7% due to a reduction in direct mail advertising and a decrease in direct mail division costs of 33.5% due to reduced customer base. These decreases in operating expenses were offset by an increase in depreciation and amortization expenses of 1.6% due to additions to property, plant and equipment of approximately $700,000 during 1998. Rent expense increased 8.2% due to additional offices opened in January 1998.


           The increase of $137,175 in general and administrative expenses for the nine months ended March 31, 1998 as compared with the comparable period of the prior year resulted from the Company's expansion of operations. Such increase was primarily the result of the inclusion of nine months of expenses for the seven new offices opened in January 1998. These offices generated increases of $11,412 in telephone charges, $14,601 in office expense and $2,049 in utilities. The remaining increase of $109,113 in general and administrative expenses resulted from a general increase in costs generated from the other one hundred twenty-one offices.

           The decrease in other expenses of $6,395 or 12.4% was due to an increase in income of $2,167 from the Company's investment in a partnership, additional other income of $32,088 earned during the period and an increase in rental income of $921. These decreases in other expenses were offset by a net increase in interest expense of $5,938, an unrealized loss on marketable securities of $6,630, and a realized loss on sale of marketable securities of $16,213.

           The Company's net income for the nine months ended March 31, 1998 was $1,651,557 as compared to a net loss of $(92,551) for the nine months ended March 31, 1997. The increase in net income of approximately $1,744,000 was primarily attributable to higher net operating income generated from financial services, tax preparation and direct mail services.

LIQUIDITY AND CAPITAL RESOURCES

           1997 and 1996 Fiscal Years Compared

           The Company's cash flows provided by operating activities was $1,516,445 and 2,621,862 for the years ended June 30, 1997 and 1996, respectively. The decrease of approximately $1,105,000 is due primarily to a decrease in proceeds from the sale of marketable securities of approximately $2,154,000, an increase in prepaid expenses and other current assets of approximately $142,000, a decrease in accounts payable, accrued expenses and other current liabilities, and income taxes payable of approximately $566,000. This decrease was offset by an increase in net income plus non-cash adjustments of approximately $576,000 in advances to financial planners, a decrease in accounts receivable of approximately $267,000 and a decrease in security deposits of approximately $84,000.

           Net cash used in investing activities was $1,129,500 and $2,420,386 for the years ended June 30, 1997 and 1996, respectively. The decrease of approximately $1,290,000 is primarily due to decreases in capital expenditures of approximately $308,000, due to a decrease in acquisitions of intangible assets of approximately $243,000 and a increase in investment in partnership of $378,000 and by an increase in proceeds from related party transactions of approximately $246,000. The decrease is offset by an increase in payments of related parties of approximately $182,000.

           Net cash provided by financing activities decreased by $372,808 from $684,557 to $311,749 due to the acquisition of treasury stock for approximately $733,000 and a decrease in net proceeds from the issuance of common stock and collections of stock subscriptions totaling approximately $86,000. The decrease is offset by an increase in net borrowings of approximately $446,000.


           Nine Months ended March 31, 1998 and 1997 Compared


           The Company's cash flows used in operating activities was $666,351 and $839,952 for the nine months ended March 31,1998 and 1997, respectively. The decrease in cash flows used in operating activities of approximately $174,000 is primarily due to an increase in net income plus non-cash adjustments of approximately $1,329,000, a decrease in advances to financial planners of approximately $104,000, an increase in accounts payable and accrued expenses of approximately $1,008,000 and an increase in the proceeds from the sale of marketable securities of approximately $22,000. These decreases in cash flows used in operating activities were off-set by a increase in accounts receivable of approximately $1,442,000, an increase in security deposits of approximately $18,000 and an increase in prepaid expenses and other current assets of approximately $830,000.

           Net cash used in investing activities was $741,543 and $552,574 for the nine months ended March 31, 1998 and 1997, respectively. The increase of approximately $189,000 is primarily due to increases in capital expenditures of approximately $99,000, an increase in investments of approximately $266,000 and a net increase in notes receivable from related parties of approximately $84,000. These increases in net cash used in investing activities were offset by a decrease in the acquisition of intangible assets of approximately $260,000.

           Net cash provided by financing activities was $646,976 and $2,544,402 for the nine months ended March 31, 1998 and 1997, respectively. The decrease in net cash provided by financing activities of approximately $1,897,000 is primarily due to a net decrease in net borrowings from bank and other notes payable amounting to approximately $700,000, a decrease in the proceeds of stock subscriptions and exercise of stock options of approximately $210,000, and an increase in payments of bank and other loans of approximately $1,527,000. These decreases were offset by a decrease in acquisitions of treasury stock of approximately $538,000.

           Financial Condition

           The Company has two credit facilities with State Bank of Long Island. The first facility is a line of credit for up to $2,500,000, which expires on October 31, 1998. Borrowings under this line are in the form of short-term notes with interest charged monthly at the bank's prime lending rate plus 1 1/2%. At March 31, 1998, the Company had an outstanding principal balance of $1,500,000. The second credit facility is an installment note in the principal amount of $1,000,000. The note is payable in 36 equal monthly installments of approximately $28,000, plus interest at the bank's prime lending rate plus
1 3/4%. The final installment is due December 1999. At March 31, 1998, the note had an outstanding principal balance amounting to $583,336.

           The Company believes that it could continue to operate without any additional financing (other than its seasonal bank loans) during the next 12 months. The Company anticipates that it will not pay any dividends on its Common Stock in the foreseeable future, but will apply any profits to fund the Company's expansion.


RECENT ACCOUNTING PRONOUNCEMENTS

           In February 1997, FASB issued Statement No. 128, "Earnings Per Share," which is effective for periods ending after December 15, 1997. The Company has adopted Statement No. 128 for the nine months ended March 31,1998 and has restated its weighted-average shares for all prior periods represented.


YEAR 2000 COMPLIANCE

           The Company is currently in the process of installing the Great Plains accounting system, which is year 2000 compliant. The Company does not anticipate any material additional costs with regard to its year 2000 compliance. The year 2000 issue is expected to affect the systems of various entities with which the Company interacts. However, there can be no assurance that the systems of other companies on which the Company relies will be timely converted, or that a failure by another company's systems to be year 2000 compliant would not have a material adverse effect on the Company.

                                    BUSINESS

GENERAL

           Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993, the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns for individuals predominantly in middle and upper income brackets.

           The preparation of a tax return by the Company usually involves a personal meeting at the office between a client and an employee of the Company. In addition, while preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments, pension and estate planning. The Company capitalizes on this situation by providing financial planning questionnaires to all of its tax preparation clients.

           After review of such questionnaires by financial planners, if appropriate, financial planners will recommend the tax preparer to introduce the tax preparation client to a financial planner. Each of the financial planners to which a client might be introduced is a registered representative of an independent registered securities broker/dealer, Royal Alliance Associates, Inc. ("Royal Alliance"), and each has agreed to share commissions with the Company. In approximately 22% of the cases, such financial planner is the tax preparer himself.

           If such clients do utilize the financial planners to assist them on their other financial needs, the Company earns commissions (depending on what service is provided) from the services that the financial planners provide to the client. More than 99% of the financial planners are also authorized agents of insurance underwriters, and approximately 2% of the financial planners are also authorized to act as mortgage brokers, and thus, the Company also earns revenues from commissions for acting as an insurance agent and a mortgage broker.


           All commissions on sales and purchases of securities are earned by the Company's wholly owned subsidiary, JT Securities, Inc. (a registered securities broker/dealer)("JT Securities").

           Royal Alliance, unaffiliated with the Company, is a corporation which is a registered securities broker/dealer and a member of the National Association of Security Dealers, Inc. ("NASD").

           The Company also has a division operating as a direct mail service. It assembles, packages and mails, but does not design, create or draft the test for direct mail materials, however, it provides limited consulting services in these areas.


           Based on the Company's total revenues during its 1997 fiscal year, approximately 40% of the Company's business is tax preparation services; approximately 51% of the Company's business is commission sharing on financial planning services (with approximately 32% from securities transactions and 19% from mortgage brokerage, insurance and other related services); and approximately 9% of the Company's business is direct mail and related services.



            The Company has a total of one hundred twenty eight offices: forty three in New York, fifteen in New Jersey, fourteen in Florida, nine in Arizona, nine in Ohio, seven in Maryland, seven in Connecticut, seven in Washington, seven in Massachusetts, five in Nevada, two in Pennsylvania, one in Virginia, one in Illinois and one in Georgia, and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.



           Out of the total number of offices: 34 offices provide predominantly tax preparation services and have no regular financial planner associated with them (although financial planners from other offices do work with clients from all of such 34 offices); and 94 offices provide both tax preparation and regular financial planning services.



           Out of the 94 offices that provide both tax preparation and financial planning services: 21 of these offices have only one person who provides both tax preparation and financial planning services; and 73 of these offices have two or more persons who perform tax preparation and financial planning services. No office has more than a total of ten tax preparers and financial planners.


           The Company opened fifteen new offices in January 1994, twenty two new offices in January 1995, forty four new offices in

1996 (closing four in the first half of 1996), eight new offices in 1997 and seven new offices in 1998.


HISTORY


           Following its organization in 1981, most of the Company's expansion was effected through separate corporations under common control with the Company. In December 1992, the Company merged with fifteen of such affiliated corporations conducting the same business as the Company. Several of such affiliated corporations, which did not participate in the merger, were liquidated prior to such merger. Their clients and territories were absorbed by other nearby offices of the Company. The Company opened fifteen offices in January 1994, twenty two offices in January 1995, forty four offices in 1996 (closing four in the first half of 1996), eight in 1997 and seven in 1998. The Company now has a total of 121 offices.


           In December 1994, the Company consummated its initial public offering ("IPO") of 507,926 units, including the underwriter's overallotment option, of its securities to the public for $7.00 per unit. Each unit consisted of two shares of the Company's common stock and a warrant to purchase another share of common stock at $4.67 per share. Proceeds of the offering less underwriting discounts of approximately $278,000 were approximately $3,277,000. Expenses for the IPO totaled approximately $190,000, resulting in net proceeds to the Company of approximately $3,087,000. In connection with the IPO, the Company issued warrants to purchase 50,783 units to the underwriter at an exercise price of $8.40.

           On February 10, 1995, effective November 1, 1994, the Company acquired all the outstanding stock of Gilbert Financial Services Inc. (a Florida corporation) in exchange for 203,428 shares of the Company's common stock.

           In May 1995, all of the Company's class a bridge loan warrants ("Class A Bridge Loan Warrants"), which were registered under the Company's IPO, were exercised at $2.08 per share, generating additional capital of $748,800 for the Company.

           On June 30, 1995, the Company acquired certain assets in order to commence a direct mail service business under the name of "Progressive Mailing." The Company uses direct mail as its main form of advertising and has expanded its Progressive Mailing operations into an independent business.


MARKET AND STRATEGIC OVERVIEW

           The Company believes that most middle and upper income Americans require services for preparing income tax returns. Other financial services, such as brokerage for mutual fund investment and the sale of insurance products, have historically been supplied by segmented firms, but the Company believes that the current trend to multiservice firms that provide clients with the convenience of personalized, "one-stop" financial shopping will enable the Company to extend the services that it delivers to its existing tax preparation clients and to attract more clients for its full range of services.


TAX RETURN PREPARATION

           The Company prepares federal, state and local income tax returns for individuals, predominantly in the middle and upper income brackets. The preparation of a tax return by the Company usually involves a personal meeting at the office between a prospective client and an employee of the Company. At the meeting the Company's employee solicits from the client the information on income and deductions and family status necessary to prepare the client's tax return. After the meeting, drafts of the client's tax returns are prepared. After review and final correction by the tax preparer, the returns are delivered to the client for filing.

           The Company employs only two full-time certified public accountants, and only approximately 7% of the Company's seasonal tax preparers are certified public accountants or tax attorneys. Most of the Company's tax preparers are, therefore, limited in the representation that they can provide to clients of the Company on an audit by the IRS. See "RISK FACTORS -- Inability of the Company to Provide Services of a Certified Public Accountant may Hamper Company's Marketing and/or Increase Risk of Liability." Ninety-nine percent of the Company's professional tax preparers have a college degree or its equivalent and two years of tax preparation experience, and each one is specifically tested and trained by the Company to meet the required level of expertise to properly prepare tax returns.

           In keeping with the trend toward increasingly automated filing of income tax returns, the Company offers to clients the option of filing their federal income tax returns electronically. Under this system, the final federal income tax return is transmitted to the Internal Revenue Service ("IRS") through a publicly available software package.

           Refund Anticipation Loans are also available to the clients of the Company through arrangements with approved banking institutions. Using this service, a client is able to receive a check in the amount of his federal refund, drawn on an approved bank, at the office where he or she had his or her return prepared. The Company acts only as a facilitator between the client and the bank in preparing and submitting the loan documentation and receives a fee for these services payable upon consummation of the loan. The Company has no liability in connection with these loans. The Company makes no loans, and its funds are not disbursed in any fashion to reimburse customers.

           The Company's business of preparing income tax returns subjects it to potential civil liabilities under the Internal Revenue Code (the "Code"). Although the Company believes that it complies with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties.

           In addition, the Company does not maintain any professional liability or malpractice insurance policy. Although the Company complies with all applicable laws and regulations, no assurance can be given that the Company will not be subject to professional liability or malpractice suits.

SEASONALITY

           The Company's tax preparation business is conducted predominantly in the months of February, March and April when most individuals prepare their federal, state and local income tax returns. The Company hires approximately 300 seasonal employees in conjunction with the utilization of its existing employees to meet the demand imposed during those months, and as a result, has avoided opening offices especially for tax season and closing them after the peak period. Approximately 75% of the Company's seasonal employees return in the next year, and the Company uses predominantly advertisements in local newspapers to recruit the remainder its seasonal work force.

           To assist in funding operations during the off season and to facilitate its plans for expansion, the Company has a credit facility in the form of a line of credit up to $2,500,000 with State Bank of Long Island. Borrowings under this line are in the form of short-term notes with interest charged monthly at the bank's prime lending rate plus 1-1/2% to 1-3/4%.

BROKER/DEALER SUBSIDIARY

           JT Securities is registered as a securities broker/dealer under the Securities Exchange Act of 1934, as amended, and has been a member of the National Association of Securities Dealers, Inc. ("NASD") since July 1994. In addition, JT Securities has effected all filings under New York State law to register as a broker/dealer in New York and Florida. See "DESCRIPTION OF BUSINESS--Regulation."

           JT Securities receives the commission sharing payments from Royal Alliance (approximately 47% of the total commissions) that are generated from commissions earned by financial planners providing services at the Company's offices. Prior to January 1, 1998, three of the Company's officers acted as registered representatives (each financial planner is a registered representative -- for an explanation of the role of registered representatives, see "--Relationship With Registered Representatives of Broker/Dealer" below) of JT Securities in providing financial planning and brokerage services directly to a limited number of clients of the Company.

           Such services provided by JT Securities in the aggregate have never been material to the Company's overall operations, and effective January 1, 1998, all financial planning services and securities transactions in connection with clients of the Company have been and will be effected by registered representatives of Royal Alliance and not JT Securities. JT Securities, however, will continue to receive the commission sharing payments from Royal Alliance that are generated from commissions earned by financial planners providing services at the Company's offices.

           Although Royal Alliance is not affiliated with the Company by contract, ownership, common directors or officers, approximately 90, or 82%, of the Company's full-year tax-preparer employees are also registered representatives of Royal Alliance. Such individuals, who have two separate roles, divide their time based upon the needs of clients who come to the offices of the Company with which they are affiliated. They are compensated by the Company based on the hours they work preparing tax returns and on the number of returns prepared, and they are compensated by Royal Alliance based on approximately 47% of the total commissions earned on transactions effected for clients of the Company. Almost all of the registered representatives of Royal Alliance who are affiliated with the Company through commission sharing agreements work exclusively in connection with the offices of the Company. For a detailed breakdown of the different services by the number of employees see "BUSINESS -- Employees".

FINANCIAL PLANNING SERVICES


           While preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments and pension and estate planning. The Company attempts to capitalize on this situation by offering to every client the opportunity to complete a questionnaire that requests information on his/her financial situation. These questionnaires are subsequently reviewed by financial planners (who are have entered into commission sharing agreements with the Company and who are registered representatives of Royal Alliance) to evaluate if the client may need financial planning services. If the financial planners recommend that these clients be referred to a financial planner and if the clients agree, the Company introduces such clients of its tax preparation business to one of the financial planners who are registered representatives of Royal Alliance and/or authorized agents of insurance carriers. In approximately 22% of the cases of tax preparation clients referred to financial planners, the tax preparer and the financial planner/registered representative are the same person. Of all of the financial planners affiliated with the Company, approximately 66% also perform tax preparation services as employees of the Company.


           Most middle and upper income individuals require a variety of financial planning services. If clients seek insurance products in connection with the creation of a financial plan, they are referred to an employee or affiliated financial planner of the Company (who may be the tax preparer himself) who is an authorized agent of an insurance underwriter. If clients seek mutual fund products or other securities for investment, they are referred to an affiliated financial planner of the Company (who may be the tax preparer himself) who is a registered representative of Royal Alliance, an independent securities broker/dealer. The financial planners affiliated with the Company do not effect transactions in securities of individual issuers, but rather deal only with packaged products such as mutual funds and annuities. See "DESCRIPTION OF BUSINESS-- Relationship with Registered Representatives of Broker/Dealer;" and "--Relationship with Authorized Agents of Insurance Underwriters."



           Out of the total number of offices: 34 offices provide predominantly tax preparation services and have no regular financial planner associated with them (although financial planners from other offices do work with clients from all of such 34 offices); and 94 offices provide both tax preparation and regular financial planning services.



           Out of the 94 offices that provide both tax preparation and financial planning services: 21 of these offices have only one person who provides both tax preparation and financial planning services; and 73 of these offices have two or more persons who perform tax preparation and financial planning services. No office has more than a total of ten tax preparers and financial planners.



           The financial planners affiliated with the Company perform all financial planning services as registered representatives of Royal Alliance. (For an explanation of the role of registered representatives, see "--Relationship With Registered Representatives of Broker/Dealer" below.) In order to maintain the financial planning services of Royal Alliance's registered representatives separate from the Company, such registered representatives orally explain to clients that their services as financial planners are delivered on behalf of Royal Alliance. In addition, Royal Alliance maintains a separate telephone number at each office and a separate nameplate or sign on the door of each office, uses separate stationery and deposits all revenues in separate bank accounts. For further information on the number of employees and those employees that have entered into commission sharing agreements with the Company see "BUSINESS -- Employees."


RELATIONSHIP WITH REGISTERED REPRESENTATIVES OF BROKER/DEALER

           The Company's affiliated financial planners are all registered representatives ("Registered Representatives") of Royal Alliance Associates, Inc. ("Royal Alliance"), an unaffiliated corporation, which is a registered securities broker/dealer and a member of the NASD. Registered Representatives are the general employees of a securities brokerage firm that are authorized to broker securities transactions for clients on behalf of the firm. To become a registered representative, a person must pass one or more of a series of qualifying exams administered by the NASD that test the person's knowledge of securities and related regulations.

           Registered Representatives who work with Royal Alliance are supervised by Royal Alliance with regard to all regulatory matters. Royal Alliance is exclusively responsible for all supervision and record keeping in connection with the Registered Representatives and their activities.

           If clients of the Company inquire about the acquisition or sale of investment securities, they are directed to one of such Registered Representatives. Such Registered Representatives are able, through Royal Alliance, to effect transactions in such securities at the request of clients and retain a certain percentage of the commissions earned on such transactions. Royal Alliance has licensed principals in all areas of the securities business.

           When a client of the Company requests to meet with a financial planner, as part of the financial planner's discussion with such client, the financial planner may initiate a discussion regarding the purchase of securities as part of the client's overall financial investment plan, but not in regard to a particular security of an issuer. Ninety-nine percent of the securities transactions effected by Registered Representatives who are affiliated with the Company, involve packaged products, including interests in mutual funds and variable annuities, and do not involve corporate equities and bonds and other securities of operating issuers. Registered Representatives do not provide advice regarding particular securities nor do they transact any investments in such particular securities except in very limited cases on the specific initiative and request of a client.

           All security transactions are introduced and cleared on a fully disclosed basis through a correspondent broker that is a member of the New York Stock Exchange.

           For a securities transaction effected through Royal Alliance, Royal Alliance retains approximately 6% of the total commission, and a majority of the individual Registered Representatives and JT Securities each receives approximately 47% of the total commission. Each of the Registered Representatives except the officers of the Company has entered into an commission sharing agreement with the Company, which generally provides that a specified percentage of the commissions earned by the Registered Representative (generally one-half, or 47% of the total commission) is paid by Royal Alliance at the direction of such financial planner to JT Securities. All Registered Representatives have agreements that contain covenants requiring them to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with a Registered Representative has a duration of no more than one year from the date of the agreement.



           The financial planners are paid their share of securities commissions directly by Royal Alliance and therefore do not receive compensation either as employees or independent contractors of the Company in regard to their receipt of a share of securities commissions. Of the financial planners affiliated with the Company, approximately 66% also perform tax preparation, managerial or other services for the Company and receive compensation as employees of the Company for such services ("Employee/Planners").


           The Company has no written agreement with Royal Alliance, and either the Company or Royal Alliance could terminate their relationship at any time. The Company believes that other broker/dealers, including JT Securities, could be found to affiliate with and supervise the Registered Representatives if the Company's relationship with Royal Alliance were terminated.


RELATIONSHIP WITH AUTHORIZED AGENTS OF INSURANCE UNDERWRITERS

           Certain of the Company's full-time employees and affiliated financial planners are authorized agents of insurance underwriters. If clients of the Company inquire about insurance products, then they are directed to one of such authorized agents. Such agents are able, through several insurance underwriters, to sell insurance products at the request of clients and retain a certain percentage of the commissions earned on such sales. The Company is an authorized insurance agent under both New York and Florida law. In approximately 22% of the cases where a tax preparation client of the Company is referred to an insurance agent, such authorized agent is the same person as the tax preparer working with such client.


           Each of the insurance agents (except the Company's officers) has entered into an commission sharing agreement with the Company. Each such agreement generally provides that a specified percentage of the commissions earned by the agent is paid to the Company. The agreements also contain covenants requiring the agent to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with an insurance agent has a duration of no greater than one year from the date of the agreement.


CREDIT CARDS

           The Company recently entered into a Bankcard Agreement with First USA Bank (the "Credit Card Bank") for the Credit Card Bank to issue MasterCard and/or Visa credit cards denominated as "Gilman & Ciocia" credit cards. Pursuant to such agreement, the Company will supply a list of the names and addresses of its customers for the purpose of the Credit Card Bank's doing a direct mail solicitation for applications for such credit cards, and the Company will receive, among other consideration, $15.00 for each "Gilman & Ciocia" credit card issued under a Credit Card Bank marketing plan, $30.00 for each "Gilman & Ciocia" credit card issued under a Company marketing plan, plus 5% of all finance charges collected by the Credit Card Bank from holders of such "Gilman & Ciocia" credit cards. The Company bears no risk of loss from default on any of the cards issued under this agreement. The Company cannot at this time estimate the amount of revenues that may result from such agreement, however, the Company does not anticipate that any material cost will be imposed on the Company in connection with such agreement.

MARKETING

           Most of the Company's clients are repeat clients from prior years. The majority of clients in each office return to the Company for tax preparation services during the following years, and the retention rate is approximately 75%. In addition, the Company markets its services principally through direct mail and promotions.

           Direct Mail. Each year prior to the "tax season" when individuals file federal, state and local income tax returns, the Company sends direct mail advertisements. The direct mail advertising solicits business principally for the Company's tax preparation services. A large majority of the Company's new clients each year are first introduced to the Company through its direct mail advertising.

           Promotions. The Company offers a $50 U.S. Savings Bond to any client that refers another two clients to the Company. The program has resulted in approximately 300 new clients per year.


           Online. The Company currently has a web site on the Internet: http://www.gtax.com for income tax and financial planning advice, 10K/Q information and the latest news releases.


           Other Marketing. The Company also prints and distributes brochures and flyers about its services.

           The Company believes that its most promising market for expansion may lie in areas where Americans and other nationals are migrating. Individuals usually retain a local tax preparer in connection with their personal tax returns. When people move, therefore, they usually seek to find a new income tax preparer. At or shortly after the time that they move, therefore, individuals are most susceptible to the direct mail advertising of the Company's tax preparation services. The Company has not conducted any analysis of demographic data or any formal market surveys.


COMPETITION



           The income tax preparation and financial planning services industry is highly competitive. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these competitors, which include H + R Block, Inc., HD Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field and many well-known brokerage firms in the financial services field, have significantly greater financial and other resources than the Company. The Company believes that the primary elements of competition are convenience, quality of service and price. No assurance can be given, however, that the Company will be able to compete successfully with larger and more established companies. In addition, the Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small scale competition by individuals is difficult.

TRADEMARKS

           The Company has registered its "Gilman & Ciocia" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman & Ciocia" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.


DIRECT MAIL DIVISION

           The Company commenced operations of a direct mail service division in July 1995 under the name "Progressive Mailing". Progressive Mailing does not design, create or draft the text for direct mail materials, but does provide limited consulting services in these areas. The Progressive Mailing division uses equipment acquired from a liquidated company and is operated by certain personnel hired from that company.

           The Company's principal marketing medium is direct mail solicitation, and the Company's solicitations constitute the majority of Progressive Mailing's services. Currently, Progressive Mailing is soliciting business solely through word of mouth and referrals. The Company has hired a salesperson to help market its services.

           The direct mail business is highly competitive with many large and small entities competing for business. The principal factors of competition are timeliness, accurate service and price.


           At September 1, 1998, the Company employed twenty nine persons on a full-time basis in its Progressive Mailing division: one executive person, one clerical personnel, and nineteen staff personnel.



REGULATION

           The Company, as a preparer of federal income tax returns, is subject to the regulations of the Code and regulations promulgated thereunder. The Code requires, for example, that tax preparers comply with certain ministerial requirements with respect to the preparation and filing of tax returns and rules on the maintenance of taxpayer records. The Code also imposes regulations relating to the truthfulness of the contents of tax returns, the confidentiality of taxpayer information, and the proper methods of negotiating taxpayer refund checks. Penalties for violations are specified in the Code.

           To represent a taxpayer before the IRS after the initial audit, an individual must meet certain requirements. Only an attorney, a certified public accountant or a person specifically enrolled to practice before the IRS can represent a taxpayer in such circumstances. None of the full-year employees and only several of the employees of the Company meet such requirements. Most of the full-time employees of the Company, therefore, are limited in that they may appear as a representative of a taxpayer only through the stage of an audit examination at the office of a District Director, and then only upon complying with applicable regulations.

           Tax preparers are prohibited by regulations promulgated by the IRS from using information on a taxpayer's tax return for certain purposes involved in the solicitation of other business from such taxpayer without the consent of such taxpayer. The Company believes that it complies with all applicable IRS regulations.

           Neither the employees of the Company nor its affiliated financial planners generally give investment advice about particular investments to clients. Instead, financial planning services involve making clients aware of the types of vehicles available for savings, investment and planning for retirement and death, disability and other contingencies. Furthermore, any advice given by employees of the Company or affiliated financial planners is incidental to their work in connection with the purchases and sales of mutual fund shares and other securities. They are registered representatives of a broker/dealer and work under the supervision of such broker/dealer.

           If the Commission were to determine that, prior to the registration of JT Securities as a securities broker/dealer , the Company was required to be registered as a broker/dealer, then the Company may be subject to regulatory action.

           The registered representatives themselves are strictly regulated in their activities as registered representatives of a securities broker/dealer under the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder, state regulation, the rules of the NASD and by the rules and regulations of the broker/dealer.

           JT Securities, is a registered broker/dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD, is subject to detailed rules and regulations, including extensive record keeping requirements, incumbent upon registered broker/dealers.

           JT Securities has not registered as a broker/dealer in any states other than New York and Florida, although the Company has offices in 11 other states. The Company does not believe that JT Securities is currently required to so register. The State of Washington made written inquiries in 1996 regarding possible requirements for JT Securities to register as a securities broker/dealer in the State of Washington. The Company responded to such inquiries and has not received any further communication from the State of Washington in this regard.


EMPLOYEES


           At September 1, 1998, the Company employed 183 persons on a full-time full-year basis, including the Company's four officers. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." The Company's full-time employees include 50 professional tax preparers, 81 clerical and support staff persons (which includes persons performing clerical work while in training for other positions), and 23 administrative personnel (who include the Company's executive officers), and 29 employees who are part of the Company's direct mail services division. During peak season the Company employs approximately 500 full-time employees, of which approximately 300 of these employees are seasonal and do only tax preparation. Approximately 75% of the Company's seasonal employees return the following year, and the Company uses advertisements in the local newspapers to meet the balance of its recruiting needs. The minimum requirements for a tax preparer at the Company are generally a college degree or its equivalent, two years of tax preparation experience and a passing grade of an examination given by the Company. See "BUSINESS-- Seasonality."

           The Company also is affiliated with approximately 138 financial planners who have entered into commission sharing agreements with the Company while serving as registered representatives of Royal Alliance and/or as insurance agents. Of such 138 financial planners, 47 do only financial planning, and the others serve separately as employees of the Company performing tax preparation, managerial and other services for the Company. Of the total number of financial planners who have entered into the commission sharing agreements with the Company, 91 do tax preparation, management and other services for the Company ("Employee/Planners").


           The Company's offices are partially staffed by financial planners who have entered into commission sharing agreements with the Company, particularly during the off season. During a portion of the year, approximately ten of the Company's offices are not staffed full-time by employees and/or full-time financial planning affiliates of the Company. During such periods, such offices are staffed part-time by affiliated financial planners and/or calls to such offices when no personnel are present are forwarded automatically to an office of the Company that is fully staffed.



                             DESCRIPTION OF PROPERTY


           The Company provides services to its clients at 128 local offices in fourteen states: Forty three in New York, fifteen in New Jersey, nine in Arizona, fourteen in Florida, nine in Ohio, seven in Maryland, seven in Connecticut, seven in Washington, seven in Massachusetts, five in Nevada, two in Pennsylvania, one in Virginia, one in Illinois and one in Georgia. Seven of such offices opened in January 1998. A majority of the offices are leased in commercial office buildings. Most of the Company's offices are leased pursuant to standard form office leases, although ten offices are leased on an oral month-to-month basis. The leases range in remaining terms from one to seven years. The Company's rental expense during its fiscal year ended June 30, 1997 was $1,884,768. The Company believes that any of its offices could be replaced with comparable office space, however location and convenience is an important factor in marketing the Company's services to its clients. Since the Company advertises in the geographic area surrounding the office location, the loss of such a office that is not replaced with a nearby office could adversely affect the Company's business at that office.

           The Company needs less than 1,000 square feet of usable floor space to operate an office, and its needs can be flexibly met in a variety of real estate environments. Therefore, the Company believes that its facilities are adequate for its current needs.

           The Company also owns two buildings housing two of its offices, one in Babylon, New York and the other in Palmer, Massachusetts.

                                LEGAL PROCEEDINGS



           In April 1998, Texas Capital Securities, Inc. and its assignee, Harbor Financial, Inc. instituted a suit in the U.S. District Court in Austin, Texas, demanding issuance, collectively, of 100,000 warrants to purchase the Company's common stock at $5.125 per share (alleged to have been issuable under an investment banking agreement pursuant to which Texas Capital Securities, Inc. was to have provided investment banking services to the Company), as well as attorney's fees and exemplary damages. The Company believes, among other defenses, that Texas Capital Securities, Inc. defaulted under such agreement and provided no material services to the Company. The Company has answered the complaint and intends to defend such suit vigorously. In addition, the Company has received a demand letter from Euromarket Advisory, Inc. (an entity believed to be affiliated with Texas Capital Securities, Inc.) demanding the issuance of 150,000 warrants to purchase the Company's common stock at $5.13 per share, alleged to have been issuable under a consulting agreement pursuant to which Euromarket Advisory, Inc. was to have provided consulting services to the Company. The Company believes that Euromarket Advisory, Inc. defaulted under such agreement and provided no material services to the Company. The Company has denied such demand. While the ultimate results of the matters described above cannot be determined, management does not expect that they will have a material adverse effect on the Company's results of operations or financial position.

                                   MANAGEMENT
DIRECTORS AND OFFICERS

                                                                                EXECUTIVE
                                                                                OFFICER OR
                                                                                DIRECTOR
NAME                        AGE       POSITION                                  SINCE
----                        ---       --------                                  -----
James Ciocia                41        Chief Executive Officer,                  11/81
                                      President and Director


Thomas Povinelli            37        Chief Operating Officer,                  11/84
                                      and Director


Kathryn Travis              49        Secretary, Vice President
                                      and Director                              11/89

Stephen B. Sacher           38        Chief Financial Officer                    1/98

Seth  A. Akabas             41        Director                                   4/95

Louis P. Karol              39        Director                                   4/95



James Ciocia, Chief Executive Officer, President and Director

           Mr. Ciocia is a principal founder of the Company. He opened his first office in 1981 and has served in his current capacity since that time. In addition to serving the company as its Chief Executive Officer, he prepares tax returns, serves as a life insurance agent and sells life and other insurance products to clients of the Company. Mr. Ciocia is a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. A graduate of St. John's University with a B.S. degree in accounting, he is a member of the International Association for Financial Planners.

Thomas Povinelli, Chief Operating Officer,  and Director

           Mr. Povinelli began his tenure with the Company as an accountant in 1983 and has served as an executive officer since November 1984. In addition to supervising the opening of all new offices, he prepares tax returns, serves as a life insurance agent, selling life and other insurance products to clients as well as effecting transactions in mutual funds shares and other securities. Mr. Povinelli is a Registered Representative of JT Securities and Royal Alliance. He graduated from Iona College with a B.S. in accounting.



Kathryn Travis, Secretary, Vice President and Director

           Ms. Travis began her career with the Company in 1986 as an accountant and has served as Vice President and a director since November 1989. She prepares tax returns and manages the company's Great Neck office. She also serves as President, a director and a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. Ms. Travis graduated from the College of New Rochelle with a B.A. in mathematics.

Stephen B. Sacher, Chief Financial Officer

           Mr. Sacher joined the Company as its Chief Financial Officer in January 1998. Mr Sacher is a Certified Public Accountant and has been practicing in the public accounting profession since 1981. He is a graduate of Queens College of the City University of New York with a B.A. in accounting. He is a member of the SEC Committee of the New York State Society of Certified Public Accountants and a Member of the American Institute of Certified Public Accountants.

Seth A. Akabas, Director

           Since June 1991, Mr. Akabas has been a partner at the law firm of Akabas & Cohen. Mr. Akabas is a graduate of Princeton University with a BA degree in economics and a graduate of Columbia University Schools of Law and Journalism.


Louis P. Karol, Director

           Mr. Karol has been a partner of the law firm of Karol, Hausman & Sosnick and its predecessors for more than the prior five years. Mr. Karol is a graduate of George Washington University and a graduate of Cardozo Law School and has received an LLM degree in Taxation from New York University School of Law. Mr. Karol is a Certified Public Accountant. Mr. Karol is on the Board of Directors of the Long Island Chapter of the International Association of Financial Planning.




BOARD OF DIRECTORS


           Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. Officers are elected by and serve at the will of the Board of Directors. The Company has a stock options include: (i) review of the scope of each audit of the Company, (ii) review, with the independent auditors, of the Company's accounting practices and policies, (iii) review, with the independent auditors, of their final report, (iv) review of the Company's overall accounting and financial controls with internal and independent auditors, and (v) consultation, as needed, with the independent auditors.

                     REMUNERATION OF OFFICERS AND DIRECTORS


MANAGEMENT


                           SUMMARY COMPENSATION TABLE



Name and Principal                Fiscal                Annual                                     Other             Options
Position                           Year                 Salary               Bonus*             Compensation         (Shares)
--------                           ----                 ------               ------             ------------         --------
James Ciocia                       1995                $267,200             $163,000                  -0-             18,850
Chief Executive                    1996                $267,200             $240,000             $30,500(1)              -0-
Officer,                           1997                $251,200             $240,000             $9,580(2)            10,000
President and Director

Thomas Povinelli                   1995                $259,600             $125,000                  -0-             18,850
Chief Operating Officer,           1996                $339,300             $145,000             $78,600(3)              -0-
and Director                       1997                $199,951             $210,000             $ 9,951(4)           10,000


Gary Besmer (9)                    1995                $145,100             $  2,000                  -0-             11,310
Vice President and                 1996                $168,800             $  3,000             $19,000(5)              -0-
Director                           1997                $142,149             $  1,000             $ 7,149(6)           10,000

Kathryn Travis                     1995                $156,300             $  4,000                  -0-             14,170
Secretary, Vice Pres.              1996                $166,200             $ 19,000             $49,300(7)              -0-
and Director                       1997                $142,149             $  3,000             $ 7,149(8)           10,000



* Represents commission earned from non-affiliated entities. See Certain Relationships and Related Transactions


           (1) Includes $11,000 for auto expense and $19,500 for forgiveness of loan.
           (2)       Auto expense.
           (3) Includes $18,600 for auto expense and $60,000 for forgiveness of loan.
           (4)       Auto expense.
           (5) Includes $7,000 for auto expense and $12,000 for forgiveness of loan.
           (6)       Auto expense.
           (7) Includes $8,900 for auto expense, $32,300 for forgiveness of loan and $8,100 for health insurance.
           (8)       Auto expense.
           (9) On May 19, 1998 Mr. Besmer announced that he was retiring from the Company effective immediately.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTION/SAR VALUES


                            Number of Securities               Value of Unexercised
                           Underlying Unexercised                   In-the-Money
                              Options/SARs at                       Options/SARs
                             Fiscal Year-End(#)                   Fiscal Year-End($)
Name                      Exercisable/Unexercisable           Exercisable/Unexercisable (1)
----                      -------------------------           -----------------------------
James Ciocia                      133,370  /   -                       $279,200  /   -
Thomas Povinelli                  135,370  /   -                        279,200  /   -
Gary Besmer                        85,223  /   -                        175,772  /   -
Kathryn Travis                    104,039  /   -                        214,580  /   -


(1) Based on a year-end fair market value of the underlying securities equal to $2 1/16.

           Messrs. Ciocia, Povinelli and Besmer and Ms. Travis earned commissions from the sale of securities and insurance products to clients of JT Securities out of which commissions such individuals compensate JT Securities for clerical and support services and client references. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


DIRECTORS

           Directors of the Company receive no compensation for serving as a director.


STOCK OPTION PLAN

           On September 14, 1993, the Company adopted the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan, as amended October 14, 1993 (the "Plan"), pursuant to which the Company may grant options to purchase up to an aggregate of 816,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or they may be intended not to qualify under such Section ("Non-Qualified Options").

           The Plan is administered by the committee of two independent directors of the Board of Directors of the Company, which has authority to determine the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised, whether the options will be Incentive Options or Non-Qualified Options, and other terms and provisions of the options. The exercise price of the Incentive Stock Options granted under the Plan may not be less than the fair market value of a share of Common Stock on the date of grant (110% of such value if granted to a person owning in excess of ten percent of the Company's securities). Options granted under the Plan may not have a term longer than 10 years from the date of grant (five years if granted to a person owning in excess of ten percent of the Company's securities) and may not be granted more than ten years from the date of adoption of the Plan.


           To the date of this Prospectus, Non-Qualified Options to purchase 83,604 shares, 83,604 shares, 50,163 shares, and 62,710 shares of Common Stock at the price of $2.60 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 41,766 shares, 41,766 shares, 25,060 shares, and 31,329 shares of Common Stock at the price of $3.65 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 18,850 shares, 18,850 shares, 11,310 shares, and 14,170 shares of Common Stock at the price of $2.50 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively. The company has granted Incentive Options to purchase 20,000 shares at $7.00, 20,000 shares at $7.50, 20,000 shares at $8.00, 20,000 shares at $8.50, 20,000 shares at $9.00, 20,000 shares at 9.50 and 100,000 shares at $20.00 to Stephen Sacher. Mr. Besmer's options expired subsequent to his resignation as a director of the Company. In total, the Company has granted options that are still outstanding to purchase 629,779 shares and options to purchase 186,221 shares remain to be granted under the Plan.


           On May 19, 1997, the Company adopted the Company's 1997 Common Stock and Incentive and Non-Qualified Stock Option Plan of Gilman & Ciocia, Inc. (the "1997 Plan"). Under the 1997 Plan, the Company may issue shares of Common Stock and grant options to purchase up to an aggregate of 300,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or they may be intended not to qualify under such Section ("Non-Qualified Options"). No Incentive Options will be issued pursuant to the 1997 Plan until such 1997 Plan is approved by the shareholders of the Company.

           The 1997 Plan is administered by the committee of two independent directors of the Board of Directors of the Company, which has authority to determine the persons to whom stock is issued, the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised, whether the options will be Incentive Options or Non-Qualified Options, and other terms and provisions of the options. The exercise price of the Incentive Stock Options granted under the Plan may not be less than the fair market value of a share of Common Stock on the date of grant. Options granted under the Plan may not have a term longer than 10 years from the date of grant and may not be granted more than ten years from the date of adoption of the Plan.

           The Company recently adopted a program under the 1997 Plan that will entitle each employee and those affiliated financial planners who have entered into commission sharing agreements with the Company, including officers and directors, to be granted options to purchase 100 shares of Common Stock for each whole $25,000 of revenues for tax preparation and commissions generated by such individual for the Company in 1998, 1999 and 2000. Each option will be exercisable for a period of five years to acquire one share of Common Stock at the market price on the date of grant of the option. Options will be granted following the end of each calendar year. The Company anticipates that it will grant between 50,000 and 100,000 options per year under this program.


INDEMNIFICATION

           The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or violation of the law.

           In addition, the Company's By-laws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which persons shall be determined to have acted not in good faith, unlawfully or not in the best interests of the Company. With respect to matters as to which the Company's officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, the Company's By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company.


           INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                             PRINCIPAL STOCKHOLDERS


           The following table sets forth, as of September 1, 1998, to the extent known to the Company, the ownership of the Company's Common Stock, par value $.01 per share, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the issued and outstanding Common Stock,
(ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.




Name and Address of                                      Amount and Nature of                             Percent of
Beneficial Owner                                         Beneficial Ownership                                Class
----------------                                         --------------------                                -----
James Ciocia                                                  1,050,473 (1)                                   18.4%
17 Folgers Lane
Dix Hills, NY 11746

Thomas Povinelli                                              1,093,473 (2)                                   19.1%
3427 Bayfront Place
Baldwin, NY 11510

Gary Besmer                                                     405,580(3)                                     7.2%
35 Deer Run
East Islip, NY 11730

Kathryn Travis                                                  368,185 (4)                                    6.5%
31 Wood Lane
Lattingtown, NY 11560

Seth Akabas                                                       8,966 (5)                                     .2%
245 West 107th Street
New York, NY 10025

Louis Karol                                                         780                                        .01%
28 Fairview Avenue
East Williston, NY 11596

Steven Gilbert                                                  686,154 (6)                                   11.4%
2420 Enterprise Road; Suite 100
Clearwater, FL  34623

Stephen Sacher                                                   20,000 (7)                                     .4%

2677 Broadview Drive
Yorktown Heights, NY 10598

All directors and officers
as a group (6 persons)                                        2,541,877                                       42.4%


           (1) Includes 83,604 shares, 41,766 shares and 10,000 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60, $3.65 and $2.75, respectively.

           (2) Includes 83,604 shares, 41,766 shares and 10,000 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60, $3.65 and $2.75, respectively.

            (3) Does not include any shares of Common Stock issuable upon the exercise of options that expired subsequent to Mr. Besmer's resignation as a director of the Company.

            (4) Includes 62,710 shares, 31,329 shares and 10,000 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60, $3.65 and $2.75, respectively.

            (5) Includes 8,081 shares owned by the law firm of Akabas & Cohen of which Mr. Akabas is a partner.

            (6) Includes 246,154 shares owned by the Gilbert Family Limited Partnership of which Steven Gilbert is a 97% beneficiary. In addition, includes 340,000 shares issuable upon exercise of options at $3.50 per share and 100,000 shares issuable upon exercise of options at $4.75 per share.

            (7) Includes 20,000 shares issuable upon exercise of currently exercisable options at $7.00 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Each of James Ciocia, Thomas Povinelli, and Kathryn Travis, acts, and Gary Besmer while he was a director of the Company acted, as a Registered Representative for Royal Alliance and as an authorized agent for insurance carriers.

            Mr. Ciocia earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $271,000 in the Company's 1997 fiscal year and $250,000 in the Company's 1996 fiscal year and paid approximately $103,000 and $95,000 in such years to the Company for clerical, support staff, office space and client references.

            Mr. Povinelli earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $210,000 in the Company's 1997 fiscal year and $145,000 in the Company's 1996 fiscal year and paid approximately $80,000 and $55,000 in such years to the Company for clerical, support staff, office space and client references.

            Mr. Besmer earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $1,000 in the Company's 1997 fiscal year and $3,000 in the Company's 1996 fiscal year and paid approximately $500 and $1,000 in such years to the Company for clerical, support staff, office space and client references. On May 19,1998 Mr. Besmer announced that he was retiring from the Company effective immediately.

            Ms. Travis earned gross commissions from sales of securities and insurance products in connection with her work with the Company equal to approximately $3,000 in the Company's 1997 fiscal year and $19,000 in the Company's 1996 fiscal year and paid approximately $1,000 and $7,000 in such years to the Company for clerical, support staff, office space and client references.

            In 1991, the four principal shareholders, Messrs. Ciocia, Povinelli and Besmer and Ms. Travis, personally agreed to purchase the Common Stock of a former stockholder and executed and delivered a promissory note in the original principal amount of $360,000 in connection with such purchase. From 1991 through 1994, annual payments thereunder, in the amount of approximately $75,000 with interest, were advanced by the Company, and each shareholder's allocable portion thereof was deducted from his or her salary that would otherwise be payable by the Company. In January 1995, the Company paid such former shareholder in full on behalf of the four principal shareholders. In January and July 1995, the four principal shareholders agreed to surrender a total of 96,964 shares of Common Stock in lieu of repayment of such loans advanced by the Company. In such transactions, such Common Stock was valued at its then current market price.

            The four principal shareholders, Messrs. Ciocia, Povinelli and Besmer and Ms. Travis, personally guaranteed the repayment of the Company's long-term loan in the amount of $500,000 from State Bank of Long Island as well as the seasonal loans in the form of lines of credit as described in the Management's Discussion and Analysis Section. Such shareholders received no consideration for such guarantees other than their salaries and other compensation.

            On July 1, 1995, the Company, Ralph Esposito, who was then its Chief Financial Officer, Kathryn Travis, a executive officer of the Company, four individuals who are relatives of the officers and an employee of the Company formed ATM Partners, LP (the "Partnership"). Such individuals and their initial investments are as follows: Madeline Esposito, the wife of the former Chief Financial Officer - $196,000, Anna Saras, the wife of the present Chief Operating Officer - $198,000, Thomas Povinelli, Sr., father of the present Chief Operating Officer - $71,000, Tracy Ciocia, wife of the President - $150,000, and Joseph Bonocore, an employee - $10,000. The Company's initial investment was $348,000 and Kathryn Travis' initial investment was $6,000. At June 30, 1997, the Company had a 41% interest in the Partnership and recognized income of approximately $73,000 and $198,000 from the Partnership for the years ended June 30, 1997 and 1996. During fiscal year 1997 the Partnership began liquidating its investments and distributing its assets to its partners. The liquidation of the Partnership is expected to be completed during fiscal year 1998.

            In November 1995, the four executive officers and Ralph Esposito, then the Company's chief financial officer, sold options to purchase a total of 65,000 shares at $2.50 per share to Rummco, Ltd., a Cayman Islands company. In connection with such sale, the Company agreed to consent to such sale and register shares underlying such options with the registration statement of which this Prospectus is a part. These options to purchase shares of common stock were subsequently sold to Rozel International Holding, Ltd. in an agreement dated June 10, 1996.

            The Company holds term loans due from officers/stockholders aggregating $350,000. These loans are due in fully amortizing biweekly installments (including interest at 7% per annum) commencing October 3, 1997 through maturity on June 30, 2000.

            In December 1997, the Company loaned $450,000 to two officers/stockholders. These loans are non-interest bearing loans and have been repaid by such officers/stockholders in March 1998.

                              PLAN OF DISTRIBUTION
     The 507,926 shares of Common Stock issuable upon exercise of the currently outstanding Redeemable Public Warrants and registered hereby will be issued by the Company to the holders of the Redeemable Public Warrants upon the exercise thereof by such holders. Upon the effectiveness of the registration of which this Prospectus is a part, the Company currently intends to notify holders of the effectiveness of such registration, and, because the Redeemable Public Warrants expire shortly, the Company believes, most of the Redeemable Public Warrants will be promptly exercised, and, therefore, the Company currently has no plans to actively solicit the exercise of the Redeemable Public Warrants.
            Under some circumstances, however, the Company may engage in solicitations through its officers and directors or through placement agents to induce the holders of such securities to exercise them. Upon exercise, the Common Stock issuable upon exercise of the Redeemable Public Warrants will be held by such holders and any further distribution will not be in the Company's control.

                            SELLING SECURITY HOLDERS

            All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts of the persons identified in the following table (the "Selling Security Holders") are intended to be offered to the public immediately upon effectiveness. The Selling Security Holders and the amount of securities that may be acquired by each are set forth below.

            All of the Shares, which will be offered by the Selling Security Holders, may be acquired by them as follows: 65,000 shares at an exercise price of $2.50 pursuant to outstanding employee options sold to Rozel International Holding, Ltd., 101,566 shares of Common Stock and 50,783 Redeemable Public Warrants issuable to LCP Capital Corp. may be acquired at a price of $8.40 per unit, each unit consisting of two shares of Common Stock and one Public Redeemable Warrant, and 50,783 shares of Common Stock issuable to LCP Capital Corp. upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants may be acquired at a price of $4.67. As of the date of this Prospectus, no Selling Security Holder has exercised any of the warrants or options described above.

                                             Amount of                   Percentage
                                              Common      Amount          of Common
Selling                                       Stock        of                Stock
Security Holder                               owned       Common            owned
and Position                                  before      Stock             after
to Company                                   offering    offered        offering(>1%)
---------------                              ----------  -------        -------------
LCP Capital Corp.                            101,566     101,566(1)          -0-
underwriter of Company's
initial public offering

Rozel International Holding, Ltd.             65,000      65,000             -0-


                                                             Percentage
                                                                 of
                               Public                           Public
                              Redeemable     Amount of       Redeemable
Selling                       Warrants        Public          Warrants
Security Holder                owned        Redeemable        owned
and Position                   before        Warrants          after
to Company                    offering       offered        offering(>1%)
---------------               ----------    ----------      -------------
LCP Capital Corp.              50,783         50,783             -0-


----------
      (1) Issuable upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants.

Selling                             Stock                     Stock
Security Holder                     owned                     owned
and Position                        before      Stock         after
to Company                          offering    offered   offering(>1%)
---------------                     --------    -------   -------------
Edward Haas, employee               64,286       16,072         -0-


PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

            All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this prospectus is a part. Currently, no underwriter is involved in the distribution of the securities that may be owned by the Selling Security Holders, but rather sales will be made by the Selling Security Holders either directly or through one or more securities brokers or dealers in over-the-counter transactions on The NASDAQ Stock Market, or in privately negotiated transactions. At the time that a particular offer of any of the Shares is made by or on behalf of a Selling Security Holder, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

            Shares sold in over-the-counter transactions will be sold at the current market prices at the time of sale, and any Shares sold in private transactions will be sold at prices acceptable to the buyer and seller. Broker/dealers through which the Selling Security Holders effect sales of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation). No Selling Security Holder has any plans currently with any particular broker/dealer.

            The Selling Security Holders and any broker/dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

            The Redeemable Public Warrants offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this prospectus is a part. The holder of the Underwriter's Warrants, on the exercise of which such Redeemable Public Warrants are issuable, has not determined yet whether it will sell such Redeemable Public Warrants publicly or whether it will exercise them and sell the Shares issuable upon such exercise to the Public. If it determines to sell the Redeemable Public Warrants publicly, they will be sold in a manner similar to the sale of the Shares described above.

            Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, any person engaged in a distribution of Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Common Stock during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing restriction, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Security Holders.

            The Selling Security Holders will receive the entire proceeds from the sale of their Shares, less any commissions paid to brokers or dealers for executing such offers. Although the Company will not receive any funds from the sale of the Selling Security Holders' shares, the Company will pay for all expenses of the offering and will furnish current prospectuses to the Selling Security Holders at their request.



                            DESCRIPTION OF SECURITIES

UNITS

            Each Unit (a "Unit") issued upon the exercise of an Underwriter's Warrant consists of two shares of Common Stock, par value $.01 per share, of the Company and one redeemable warrant (each a "Redeemable Public Warrant"), each Redeemable Public Warrant to purchase one additional share of such Common Stock at an exercise price of $4.67 per share. The Units are no longer traded as units, and the Common Stock and Redeemable Public Warrants composing the Units are separately transferrable.

COMMON STOCK

            The Company, a Delaware corporation, is authorized to issue nine million (9,000,000) shares of Common Stock, par value $.01 per share. At the date of this Prospectus the Company has five million, six hundred and six thousand, nine hundred thirteen (5,606,913) shares of Common Stock outstanding. Upon payment in full of the subscription price therefor, the shares of Common Stock are not subject to further assessment or call.

            The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended. The holders of the Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock that may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.


REDEEMABLE PUBLIC WARRANTS

            Each Redeemable Public Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4.67 per share, subject to adjustment in the event of certain occurrences, such as stock dividends, splits and combinations. The Redeemable Public Warrants are exercisable until September 28, 1998, by surrendering the certificate representing the Redeemable Public Warrant to the Company, or its authorized transfer agent, with the subscription form attached thereto properly completed and executed together with payment in full by certified or bank teller's check of the aggregate exercise price of all the Redeemable Public Warrants then exercised. The Redeemable Public Warrants are redeemable by the Company at a price of one cent ($.01) per Redeemable Public Warrant, provided that (i) notice of redemption is given to the Redeemable Public Warrantholder not less than thirty days prior to the date fixed for redemption; (ii) the aggregate average of the closing bid and asked quotations of the Common Stock shall have been at least 25% above the Redeemable Public Warrant Exercise Price per share for the twenty trading days ending on the third day prior to the day on which notice of redemption is given; and (iii) holders of the Redeemable Public Warrants shall be entitled to exercise

Redeemable Public Warrants until the close of business on the day prior to the date fixed for redemption.

            The Company may at any time, and from time to time, extend the exercise period of the Redeemable Public Warrants provided that written notice of such extension is given to the Redeemable Public Warrantholders prior to the expiration date then in effect. Also, the Company may reduce the exercise price of the Redeemable Public Warrants for limited periods of time through the end of the exercise period. Changes in the terms of outstanding Redeemable Public Warrants may constitute an offering of a new security for which an appropriate registration statement (or post-effective amendment to the registration statement of which this Prospectus is a part) would have to be filed and declared effective prior to any exercise under such changed terms. In addition, the Company may be deemed to be engaged in a self tender offer or a going private transaction, which would result in additional required filings. The Company must give notice of any reduction of the exercise price to the Redeemable Public Warrantholders.

            Each Redeemable Public Warrant is separately traded and quoted. No assurance can be given, however, that any trading market for the Redeemable Public Warrants will continue. Upon the expiration of the Redeemable Public Warrants following the exercise period referred to above, any market that might have existed for the Redeemable Public Warrants will terminate.

            The exercise price of the Redeemable Public Warrants and the number of shares issuable upon exercise will be adjusted upon the occurrence of certain events, including (a) the issuance of dividends payable in Common Stock, (b) subdivisions or combinations of the Common Stock, (c) the issuance of rights or options entitling the holder to acquire shares of Common Stock at less than the then current market price and the then current Redeemable Warrant Exercise Price, and (d) the issuance of shares of Common Stock or of obligations or other securities convertible into or exchangeable for shares of Common Stock, in each case for a consideration less than the then current market price and the then current Redeemable Warrant Exercise Price; provided that no adjustment will be required for the issuance of shares upon the exercise of conversion, option, warrant or other rights currently outstanding and described elsewhere in this Prospectus, and no adjustment will be required in the event that a merger or acquisition is undertaken by the Company, and no adjustment will be required upon the issuance or exercise of options under a bona fide employee stock option plan and in certain other circumstances.

            The Redeemable Public Warrants have been issued pursuant to a Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant agent. Corporate Stock Transfer, Inc.

acts as the Company's transfer agent for its Common Stock. The foregoing brief description of the Redeemable Public Warrants is a summary of the rights and privileges of Redeemable Public Warrantholders, does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, a copy of the form of which is an exhibit to the Registration Statement of which this Prospectus forms a part.

UNDERWRITER'S WARRANTS

            The Company granted to the underwriter of its initial public offering of securities five-year Underwriter's Warrants to purchase up to 50,783 Units exercisable until September 9, 1999, at $8.40 per Unit, subject to adjustment in the event of certain occurrences, such as stock dividends, splits and combinations. The Underwriter's Warrants also contain certain provisions further protecting the holder against dilution.

            The Underwriter's Warrants may be exercised by surrendering the certificate representing the Underwriter's Warrants to the Company, or its authorized transfer agent, with the subscription form attached thereto properly completed and executed together with payment in full of the aggregate exercise price. The Underwriter's Warrants and the securities underlying them are covered by the Registration Statement of which this Prospectus is a part.


PREFERRED STOCK

            The Company is authorized to issue 100,000 shares of Preferred Stock, none of which is outstanding, and the Company has no current understanding to issue any of such Preferred Stock. The Board of Directors of the Company is vested with authority to divide the authorized shares of Preferred Stock into one or more series of such shares and to fix and determine the relative rights and preferences of any such series. A series of such shares may, among other matters, establish (a) the number of shares of Preferred Stock to constitute such series and the designations thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on Preferred Stock in the event of liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of such shares; (f) the terms and conditions by which Preferred Stock may be converted, if the series is issued with the privilege of conversion; and (g) voting rights, if any. The Board of Directors, without the approval of the Company's shareholders, has the power to authorize the issuance of Preferred Stock with voting and conversion rights that could adversely affect the voting power of the Common Stock. See "RISK FACTORS--The Issuance of Preferred Stock that does not Require Approval of the Shareholders."


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE


            BDO Seidman, LLP was dismissed as the independent accountants of the Company as of September 16, 1997. Such former independent accountants' report on the financial statements of the Company for the prior year did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to replace the Company's independent accountants was made by the Company's Board of Directors. There was no disagreement with the former accountants, either that was resolved or that remained unresolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On September 16, 1997, the Company engaged Arthur Andersen, LLP as its new independent certified public accountants.




                                  LEGAL MATTERS

            The legality of the securities offered hereby will be passed on for the Company by Akabas & Cohen, 488 Madison Avenue, 11th floor, New York, NY 10022. Akabas & Cohen is the beneficial and record owner of 8,081 shares, and Seth Akabas is the beneficial and record owner of 885 shares, of the Company's Common Stock. Seth Akabas, a partner in the law firm of Akabas & Cohen, is a director of the Company.

            In addition, in regard to questions as to whether the Company has properly treated affiliated financial planners who serve the Company as common law employees, the Company has relied in part on the authority of its counsel, Akabas & Cohen, which has prepared an opinion to such effect, a copy of which is filed as an exhibit to the registration statement of which this Prospectus is a part.


                                     EXPERTS

            The financial statements included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                             ADDITIONAL INFORMATION

            The Company has filed with the office of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, its Registration Statement on Form SB-2 (Registration No. 33-80627 under the Securities Act of 1933, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in the Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and such other reports filed by the Company may be inspected without charge at the Public Reference Section of the Commission in Washington D.C. at the address set forth above, at the Commission's regional office in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60604, and at the Commission's office at 7 World Trade Center, New York, NY 10048, and copies of all or any part thereof may be obtained from the Commission at prescribed rates. Copies of this filing, reports, proxy and information statements and other information regarding the Company are available on the Commission's website at http://www.sec.gov.

            Any document or part thereof which is incorporated by reference within this Prospectus and not delivered herewith, will be provided, without charge, to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person; however, exhibits to documents that are incorporated by reference shall not be furnished unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Such information may be obtained by writing the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860, Attn: Secretary.

                                      INDEX

                                                                          Page

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                F-2

FINANCIAL STATEMENTS:
            Consolidated Balance Sheet                                  F-3
            Consolidated Statements of Operations                       F-4
            Consolidated Statements of Cash Flows                       F-5-F-6
            Consolidated Statements of Stockholders' Equity             F-7-F-8
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F-9-F-23

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Gilman & Ciocia, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Gilman & Ciocia, Inc. and subsidiaries as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1997 and 1996 as restated-see Note 2(i). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gilman & Ciocia, Inc. and subsidiaries as of June 30, 1997, and the results of their operations and their cash flows for the years ended June 30, 1997 and 1996 in conformity with generally accepted accounting principles.


                                       ARTHUR ANDERSEN LLP

New York, New York
April 3, 1998 (except with respect to
the matter discussed in Note 2(i), as
to which the date is September 15, 1998).

                      GILMAN & CIOCIA, INC. & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                March 31,        June 30,
ASSETS                                                                            1998             1997
                                                                              ------------     ------------
                                                                               (Unaudited)
CURRENT ASSETS:
Cash                                                                          $  2,159,571     $  2,920,489
Marketable securities                                                               18,350           49,658
Accounts receivable, net of allowance for doubtful accounts of $100,000
(March 31, 1998)and $87,500 (June 1997)                                          5,069,590        1,109,535
Receivables from related parties, current portion                                  250,074          373,039
Prepaid expenses and other current assets                                        1,231,083          451,968
                                                                              ------------     ------------
Total current assets                                                             8,728,668        4,904,689

PROPERTY AND EQUIPMENT, net                                                      2,009,003        1,679,106

INTANGIBLE ASSETS, net of accumulated amortization of $655,518 (March
31, 1998) and $468,249 (June 30, 1997)                                           1,104,203        1,147,297

ADVANCES AND NOTES RECEIVABLE FROM FINANCIAL PLANNERS,
Net of current portion                                                              89,427          169,239

RECEIVABLES FROM RELATED PARTIES, net of current portion                           439,903          447,806

DEFERRED TAX ASSETS                                                                167,899           27,899

OTHER ASSETS                                                                       685,316          649,540
                                                                              ------------     ------------
Total assets                                                                  $ 13,224,419     $  9,025,576
                                                                              ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term borrowings                                                         $  1,883,331     $    899,487
Accounts payable                                                                   310,708          168,210
Accrued expenses and other current liabilities                                   1,161,247          318,690
Income taxes payable                                                               943,548           68,200
                                                                              ------------     ------------
Total current liabilities                                                        4,298,834        1,454,587
                                                                              ------------     ------------

LONG-TERM LIABILITIES:
Long-term borrowings                                                               250,002          552,000
                                                                              ------------     ------------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
Preferred stock - $.001 par value - shares authorized
100,000; none issued and outstanding                                                    --               --
Common stock - $.01 par value - shares authorized
9,000,000; issued 5,606,913 shares (March  31, 1998) and 5,578,913 shares
(June 30, 1997)                                                                     56,069           55,789
Paid-in capital                                                                  6,314,334        6,231,555
Retained earnings                                                                3,244,926        1,593,369
Less- Treasury Stock, at cost; 211,315 shares (March 31, 1998) and 157,433
shares (June 30, 1997)                                                            (784,782)        (638,556)
                                                                              ------------     ------------
                                                                                 8,830,547        7,242,157
Stock subscriptions and accrued interest receivable                               (154,964)        (223,168)
                                                                              ------------     ------------
Total stockholders' equity                                                       8,675,583        7,018,989
                                                                              ------------     ------------
Total liabilities and stockholders' equity                                    $ 13,224,419     $  9,025,576
                                                                              ============     ============


   The accompanying notes are an integral part of this consolidated statement.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    Nine Months ended March 31,           Years ended June 30,
                                                   -----------------------------     -----------------------------
                                                       1998             1997             1997             1996
                                                   ------------     ------------     ------------     ------------
                                                    (Unaudited)     (Unaudited)
                                                     Restated         Restated         Restated         Restated
REVENUES:
Tax preparation fees                               $  8,718,884     $  7,987,260     $  9,921,967     $  8,147,986
Financial planning commissions                       11,429,991        8,580,847       12,464,284       10,683,765
Direct mail services                                  1,561,538        1,774,605        2,188,320        2,689,786
                                                   ------------     ------------     ------------     ------------
Total revenues                                       21,710,413       18,342,712       24,574,571       21,521,537
                                                   ------------     ------------     ------------     ------------

OPERATING EXPENSES:
Salaries and commissions                             10,667,524        9,965,253       13,083,818       11,701,951
General and administrative expenses                   2,902,443        2,765,268        3,572,901        3,054,568
Advertising                                           2,551,734        2,736,373        2,819,941        2,585,125
Direct mail costs                                       720,411          961,780        1,136,347        1,682,108
Rent                                                  1,529,682        1,413,391        1,884,768        1,502,788
Depreciation and amortization                           609,008          599,366          785,922          525,468
Reimbursement of financial planning expenses                 --               --               --         (125,000)
                                                   ------------     ------------     ------------     ------------
Total operating expenses                             18,980,802       18,441,431       23,283,697       20,927,008
                                                   ------------     ------------     ------------     ------------
Operating income (loss)                               2,729,611          (98,719)       1,290,874          594,529
                                                   ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSES):
Income(loss) from investment in partnership              29,129           26,962           73,127          198,165
Interest income                                          61,151           47,332           77,162           91,435
Interest expense                                       (152,679)        (132,922)        (201,534)        (107,111)
Rental income                                             8,100            7,179           16,557           19,180
Realized gain(loss) on sale of marketable
securities                                              (16,213)              --            6,580           91,175
Unrealized gain (loss) on marketable securities          (6,630)              --            6,828               --
Other income                                             32,088               --               --               --
                                                   ------------     ------------     ------------     ------------
Total other income (expense)                            (45,054)         (51,449)         (21,280)         292,844
                                                   ------------     ------------     ------------     ------------

INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES        2,684,557         (150,168)       1,269,594          887,373

PROVISION FOR INCOME TAXES                            1,033,000          (57,617)         393,600          352,647
                                                   ------------     ------------     ------------     ------------
Net income (loss)                                  $  1,651,557     $    (92,551)    $    875,994     $    534,726
                                                   ============     ============     ============     ============

NET INCOME(LOSS) PER SHARE:
 BASIC                                             $       0.31     $      (0.02)    $        .16     $        .10
DILUTED                                                    0.28            (0.02)             .16              .09

WEIGHTED AVERAGE SHARES:
Basic                                                 5,377,010        5,492,696        5,479,611        5,606,804
Diluted                                               5,975,024        5,492,696        5,572,854        6,168,870


  The accompanying notes are an integral part of these consolidated statements.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          Nine Months ended March 31,         Years ended June 30,
                                                          ---------------------------     ---------------------------
                                                              1998            1997             1997           1996
                                                          -----------     -----------     -----------     -----------
                                                          (unaudited)      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                         $ 1,651,557     $   (92,551)    $   875,994     $   534,726

Adjustments to reconcile net income (loss) to net cash
Provided by (used in) operating activities:

Compensation expense recognized in connection
With the reissuance of treasury stock and the issuance
of stock options                                               47,550          17,463          41,551         232,782
Depreciation and amortization                                 550,068         599,366         785,922         525,468

(Income) loss from investment in partnership                   (9,379)         26,962         (73,127)       (198,165)

Deferred tax (benefit) provision                             (140,000)       (100,344)        105,686        (133,585)



Compensation expense recognized in connection with the
forgiveness of officers' loans                                     --         121,953              --         123,899

Loss (gain) on sale of marketable securities                   16,213              --          (6,580)        (91,175)

Compensation expense recognized in connection with
amortization of advances to financial planners                119,004         209,032         235,013          79,851
Provisions for doubtful accounts                               12,500         147,188          41,526          99,175

Interest on stock subscriptions                                (7,643)        (23,725)        (27,108)        (22,433)

Gain on disposal of property and equipment                                                         --          (9,000)
Unrealized (gain) loss on marketable securities                 6,692              --          (6,828)             --
Proceeds from sale of marketable securities                    22,323              --          32,580       2,186,925

(Increase) decrease in:

Accounts receivable                                        (3,972,555)     (2,518,402)       (174,375)       (441,136)

Advances to financial planners                                 (1,169)       (105,615)        (78,214)       (653,768)

Security deposits                                             (26,397)         (8,781)        (16,872)       (100,486)

Prepaid expenses and other current assets                    (795,456)         34,693        (115,009)         26,786

Accounts payable, accrued expenses and other
Current liabilities                                         1,860,341         852,809        (109,312)        461,998
Income taxes payable                                                                            5,598              --
                                                          -----------     -----------     -----------     -----------
Net cash (used in) provided by operating activities          (666,351)       (839,952)      1,516,445       2,621,862
                                                          -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures                                       (692,696)       (593,762)       (592,362)       (900,385)

Acquisition of intangible assets                           (144,176)       (404,065)       (487,442)       (730,076)

Investments                                                 (13,858)             --        (150,000)       (448,360)
Investment in partnership                                                   252,323
Proceeds from sales of investments                               --              --         378,009              --
Proceeds from related party transactions                    109,187         271,930         398,545         152,655

Payments to related parties                                                 (79,000)       (676,250)       (494,220)
                                                        -----------     -----------     -----------     -----------
Net cash  (used in) investing activities                   (741,543)       (552,574)     (1,129,500)     (2,420,386)
                                                        -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Acquisition of treasury stock                              (146,226)       (684,513)       (733,200)             --

Proceeds from bank and other loans                        3,000,000       3,700,000       3,602,000       2,297,222

Payments of bank and other loans                         (2,318,154)       (791,450)     (2,859,262)     (2,000,000)
Proceeds from sale of common stock

And exercise of stock options                                35,508          92,012         100,857          76,526
Proceeds from stock subscriptions                            75,848         228,353         261,954         310,809
Incurrence of deferred registration costs                        --              --         (60,600)             --
                                                        -----------     -----------     -----------     -----------
Net cash provided by  financing activities                  646,976       2,544,402         311,749         684,557
                                                        -----------     -----------     -----------     -----------

Net  (decrease)  increase in cash                          (760,918)      1,151,876         698,694         886,033
CASH, beginning of period                                 2,920,489       2,221,795       2,221,795       1,335,762
                                                        -----------     -----------     -----------     -----------

CASH, end of period                                     $ 2,159,571     $ 3,373,671     $ 2,920,489     $ 2,221,795
                                                        ===========     ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the period for-

Interest                                                $   152,679     $   132,752     $   196,405     $   107,184

Income taxes                                                 35,940         439,724         449,276
                                                                                                            224,235
Noncash transactions-

Liquidation of investment in partnership into
Marketable securities                                            --              --          68,830              --

Reissuance of treasury stock at fair value                   32,897              --          94,644              --

Issuance of common stock in exchange for stock
subscriptions receivable                                         --              --              --          40,000

Acquisition of treasury stock and write-off of stock
subscriptions receivable                                         --              --              --          67,590

Retirement of all outstanding treasury stock                     --              --              --         479,465


  The accompanying notes are an integral part of these consolidated statements.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                Common Stock
                                           -----------------------
                                                                                                      Stock
                                                                                                 Subscriptions
                                                                      Additional                       and
                                                                       Paid-in      Retained     Accrued Interest
                                             Shares       Amount       Capital      Earnings        Receivable
                                             ------       ------       -------      --------        ----------
BALANCE, July 1, 1995                      5,634,864   $    56,348   $ 5,815,194   $   660,838     $  (773,980)
Purchase of treasury stock                        --            --            --            --          67,590
Retirement of treasury stock                (127,558)       (1,276)           --      (478,189)             --
Issuance of common stock                      26,307           263        53,063            --              --

Exercise of stock options                     10,000           100        23,100            --              --

Compensation recognized in connection
with the issuance of stock options                --            --       232,782            --              --
Repayments of stock subscriptions                 --            --            --            --         310,809
Issuance of stock subscriptions                6,969            70        39,930            --         (40,000)

Accrued interest income                           --            --            --            --         (22,433)

Accrued tax benefit related to exercise
of common stock options                           --            --        20,006            --              --
Net income                                        --            --            --       534,726              --
                                           ---------   -----------   -----------   -----------     -----------

BALANCE, June 30, 1996                     5,550,582        55,505     6,184,075       717,375        (458,014)
Purchase of treasury stock                        --            --            --            --              --
Reissuance of treasury stock                      --            --       (53,093)           --              --
Issuance of common stock                      28,331           284       100,573            --              --
Repayments of stock subscriptions                 --            --            --            --         261,954
Accrued interest income                           --            --            --            --         (27,108)
Net income                                        --            --            --       875,994              --
                                           ---------   -----------   -----------   -----------     -----------

BALANCE, June 30, 1997                     5,578,913        55,789     6,231,555     1,593,369        (223,168)
Repayments of stock subscriptions                 --            --            --            --          75,847
Purchase of treasury stock                        --            --            --            --              --
Compensation recognized in connection
with reissuance of common stock                                           28,934
Exercise of stock options                     28,000           280        53,845            --              --
Accrued interest income                           --            --            --            --          (7,643)
Net  Income                                       --            --            --     1,651,557              --
                                           ---------   -----------   -----------   -----------     -----------

BALANCE, March  31, 1998
(unaudited)                                5,606,913   $    56,069   $ 6,314,334   $ 3,244,926     $  (154,964)
                                           =========   ===========   ===========   ===========     ===========


                                                   Treasury Stock
                                             ------------------------
                                                                             Total
                                                                        Stockholders'
                                              Shares        Amount          Equity
                                              ------        ------          ------
BALANCE, July 1, 1995                         116,964    $  (411,875)    $ 5,346,525
Purchase of treasury stock                     10,594        (67,590)             --
Retirement of treasury stock                 (127,558)       479,465              --
Issuance of common stock                           --             --          53,326

Exercise of stock options                          --             --          23,200

Compensation recognized in connection              --             --         232,782
with the issuance of stock options
Repayments of stock subscriptions                  --             --         310,809
Issuance of stock subscriptions                    --             --              --

Accrued interest income                            --             --         (22,433)

Accrued tax benefit related to exercise
of common stock options                            --             --          20,006
Net income                                         --             --         534,726
                                              -------    -----------     -----------

BALANCE, June 30, 1996                             --             --       6,498,941
Purchase of treasury stock                    175,900       (733,200)       (733,200)
Reissuance of treasury stock                  (18,467)        94,644          41,551
Issuance of common stock                           --             --         100,857
Repayments of stock subscriptions                  --             --         261,954
Accrued interest income                            --             --         (27,108)
Net income                                         --             --         875,994
                                              -------    -----------     -----------

BALANCE, June 30, 1997                        157,433       (638,556)      7,018,989
Repayments of stock subscriptions                  --             --          75,847
Purchase of treasury stock                     60,700       (179,123)       (179,123)
Compensation recognized in connection
with reissuance of common stock                (6,818)        32,897          61,831


Exercise of stock options                          --             --          54,125
Accrued interest income                            --             --          (7,643)
Net  Income                                        --             --       1,651,557
                                              -------    -----------     -----------

BALANCE, March  31, 1998
(unaudited)                                   211,315    $  (784,782)    $ 8,675,583
                                              =======    ===========     ===========


  The accompanying notes are an integral part of these consolidated statements.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (INFORMATION PERTAINING TO THE NINE-MONTH PERIODS ENDED MARCH 31, 1998
                             AND 1997 IS UNAUDITED)


1.  ORGANIZATION AND
    NATURE OF BUSINESS

Business

Gilman & Ciocia, Inc. and subsidiaries (the "Company"), which is incorporated in Delaware, provides income tax preparation and financial planning services to individuals and businesses as well as direct mail services through its Progressive Mailing Services ("Progressive") division. The Company has three wholly owned subsidiaries, two of which are inactive. The active subsidiary, JT Securities, Inc. ("JT"), is a registered broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934.

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES


(a) Principles of Consolidation



The consolidated financial statements include the accounts of all majority-owned subsidiaries. All significant intercompany transactions have been eliminated.



The Company's investments in 20% to 50% owned companies in which it has the ability to exercise significant influence over operating and financial policies are accounted for on the equity method. Accordingly, the Company's share of the earnings of these companies is included in consolidated net income.



(b) Use of Estimates


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(c) Marketable Securities

The Company has classified its short-term investments in debt instruments as trading securities that are reported at fair value with unrealized gains and losses included in earnings.

(d) Advances to Financial Planners


The Company entered into agreements with independent financial planners ("Planners"), which require the Planners to become captive agents of the Company. In connection therewith, the Company advanced funds to financial planners. The agreements require the advances to be forgiven over three years as long as the Planners remain with the Company. As such, all advances are amortized on a straight-line basis over three years.


(e) Property and Equipment


Property and equipment are carried at cost. Depreciation and amortization are determined using straight-line or accelerated methods over the estimated useful lives of the assets or, for leasehold improvements, over the lease terms which range from one to seven years.


(f) Intangible Assets



Intangible assets represent the costs of $1,759,721 and $1,615,546 for March 31, 1998 and June 30, 1997, respectively, to acquire lists of customer accounts and related covenants not to compete. Amortization expense is computed on a straight-line basis over a period of five years, and amounted to $188,269, $299,183, $274,613, $190,817 for the nine-month periods ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996, respectively.





The Company's operational policy for the assessment and measurement of any impairment in the value of the intangible assets acquired which is other than temporary is to evaluate the recoverability and remaining life of the intangible assets and determine whether the intangible assets should be completely or partially written-off or the amortization period accelerated. The Company will recognize impairment in the value of the intangible assets if the undiscounted estimated future operating cash flows of the relevant assets acquired are determined to be less than their carrying amount. If the Company determines that impairment has occurred, the measurement of the impairment will be equal to the excess of the carrying amount of the intangible assets over the amount of the discounted estimated operating cash flows.

For the nine month periods ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996, the Company acquired customer lists and entered into non-competition agreements for approximately $145,000, $315,000, $487,000 and $730,000, respectively.


(g) Impairment of Long-Lived Assets


During March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that full recoverability is questionable. Management evaluates the recoverability of its intangible assets and other long-lived assets and several factors are used in the valuation including, but not limited to, management's plans for future operations, recent operating results and projected cash flows. The Company adopted SFAS No. 121 in fiscal 1997, the adoption of which did not have any effect on the results of operations or financial condition.


(h) Deferred Rent


Certain of the Company's lease agreements provide for scheduled rent increases during the lease term or for rental payments commencing at a date other than initial occupancy. Provision has been made for the excess of operating lease rental expense, computed on a straight-line basis over the lease term, over cash rentals paid.


(i) Revenue Recognition


The Company recognizes all revenues upon completion of the services associated with income tax preparation and direct mail services. Commission revenue on securities transactions are on a trade date basis.


The consolidated statements of operations for the nine months ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996 have been restated to reflect the total of the commission revenue received (approximately 47%) and the commissions paid by Royal Alliance, Inc. ("Royal") directly to the financial planners (approximately 53%) as the Company's revenue from financial planning services. The increase in commission revenue of $4,776,344 and $3,915,684 for the nine months ended March 31, 1998 and 1997, respectively, and $5,502,682 and $5,011,860 for the years ended June 30, 1997 and 1996, respectively, is offset by an increase in commission expense by the same amount. Accordingly, this restatement had no effect on the Company's consolidated financial position, net income (loss) or cash flows.







(j) Advertising


Costs to develop advertising are accumulated and expensed upon the first mailing of such advertising in accordance with SOP 93-7. Costs to develop the program and associated printing and paper costs are deferred in the first and second fiscal quarters and expensed in the third fiscal quarter upon the first use of such advertisement in the advertising program.


(k) Reimbursement of Financial Planning Expenses


Based on an employment agreement between the Company and one of its managers, the manager was required to reimburse the Company for certain expenses incurred on behalf of the Company should he fail to achieve certain gross revenue criteria. Based on these criteria, the Company was entitled to be reimbursed for $125,000 of these expenses in fiscal 1996. The Company offset the manager's earnings by this amount in fiscal 1997.


(l) Income Taxes


Income taxes have been provided using the liability method in accordance with SFAS No. 109 "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying estimated tax rates and laws to taxable years in which such differences are expected to reverse.


(m) Stock-based Compensation


Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation awards to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options awarded to key employees and directors is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee or director must pay to acquire the stock.


As required, the Company has adopted SFAS No. 123 to account for stock-based compensation awards to outside consultants. Accordingly, compensation costs for stock option awards granted to outside consultants and non-employee financial planners is measured at the date of grant based on the fair value of the award using the Black-Scholes option pricing model. (Note 9).



(n) Net Income Per Share


In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share." This statement establishes new standards for computing and presenting earnings per share (EPS), replacing the presentation of primary EPS with a presentation of basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both basic EPS and diluted EPS on the face of the statement of operations. Under this new standard, basic EPS is computed based on weighted average shares outstanding and excludes any potential dilution. Diluted EPS reflects potential dilution from the exercise or conversion of securities into common stock or from other contracts to issue common stock. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, and earlier application is not permitted. The Company has adopted Statement No. 128 for the nine month period ended March 31, 1998 and has restated its weighted-average shares for all prior periods presented.

A reconciliation between the numerators and denominators of the basic and diluted EPS computations for net earnings is as follows:

                        NINE MONTHS ENDED MARCH 31, 1998          NINE MONTHS ENDED MARCH 31, 1997
                      -------------------------------------    -------------------------------------
                                                  Per Share                                Per Share
                      Net Income       Shares      Amounts     Net Loss         Shares      Amounts
                      ----------       ------     ---------    --------         ------     ---------
BASIC EPS             $1,651,557     5,377,010    $   0.31    $  (92,551)     5,492,696    $  (0.02)

Dilutive Stock
Options & warrants                     598,014
                                     ---------                                ---------

Diluted EPS           $1,651,557     5,975,024    $   0.28    $  (92,551)     5,492,696    $  (0.02)
                                     =========                                =========


                                           YEAR ENDED JUNE 30, 1997              YEAR ENDED JUNE 30, 1996
                                     ----------------------------------   ------------------------------------
                                                              Per Share                              Per Share
                                     Net Income     Shares     Amounts    Net Income     Shares       Amounts
                                     ----------     ------    ---------   ----------     ------      ---------
BASIC EPS                            $ 875,994    5,479,611    $   0.16    $ 534,726    5,606,804    $   0.10
DILUTIVE STOCK OPTIONS & WARRANTS                    93,243                               562,066
                                                  ---------                              --------

DILUTIVE EPS                         $ 875,994    5,572,854    $   0.16    $ 534,726    6,168,870    $   0.09
                                                  =========                             =========


The potentially dilutive shares that were not included in the computation of diluted earnings per share because to do so would be antidilutive consist of stock options and warrants as follows:



                                                  Options/Warrants
                                                  ----------------
            Nine Months Ended March 31, 1998              590,000
            Nine Months Ended March 31, 1997            2,006,277
            Year  Ended June 30, 1997                   2,026,277
            Year Ended June 30, 1996                    2,282,277



(o) Fair Value of Financial Instruments


The carrying amounts of financial instruments, including cash, marketable securities, accounts receivable, notes receivable, accounts payable and borrowings, approximated fair value as of March 31, 1998 and June 30, 1997, because of the relatively short-term maturity of these instruments and their market interest rates.



(p) Interim Periods Presented


The interim consolidated financial statements for the nine months ended March 31, 1998 and 1997 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the nine month period ended March 31, 1998, are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.

3.  RECEIVABLES FROM RELATED PARTIES

                                                                              March 31,          June 30,
                                                                                1998                1997
                                                                              ---------          --------
Notes receivable from officers/stockholders of the Company that are           $240,813           $350,000
due in aggregate bi-weekly installments of $2,295 (including interest at 7% per annum) commencing October 3, 1997 through June 30, 2000.

Notes receivable of $52,250 and $100,000 from independent                      160,125            152,250
contractors/stockholders of the Company due on December 18, 1998 and
June 19, 1999, respectively. Interest is charged at 9% and 6% per annum, respectively.

Receivable from stockholder of the Company, due in bi-weekly                    98,284            147,362
installments of $3,156 through June 15, 1999.


Note receivable from stockholder of the Company due on October 8,              119,989            113,989
1999.  Interest is charged at 8% per annum.

Other                                                                           70,766             57,244
                                                                              --------           --------
                                                                               689,977            820,845
Less -  Current portion                                                        250,074            373,039
                                                                              --------           --------
                                                                              $439,903           $447,806
                                                                              ========           ========


Interest income from these receivables was approximately $33,000, $10,000, $10,000, and $13,000 for the nine-month periods ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996, respectively.

4.  ADVANCES AND NOTES RECEIVABLE-
    FINANCIAL PLANNERS

Advances and notes receivable - financial planners consist of the following:

                                                                 March 31,   June 30,
                                                                   1998        1997
                                                                 --------    --------
Unamortized portion of non-interest bearing advances to          $191,079    $287,232
financial planners
Notes receivable from financial planner due December 4, 1998
Interest is charged at 6% per annum                                57,500      57,500
                                                                 --------    --------
                                                                  248,579     344,732

Less - Current portion                                            159,152     175,493
                                                                 --------    --------
                                                                 $ 89,427    $169,239
                                                                 ========    ========

5.  PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                                                                      March 31,            June 30,
                                                                                         1998                1997
                                                                                 --------------------   ---------------
       Buildings                                                                            $405,866          $402,367
       Equipment                                                                           2,677,621         2,038,237
       Furniture and fixtures                                                                400,780           367,484
       Leasehold improvements                                                                199,932           183,415
                                                                                 --------------------   ---------------
                                                                                           3,684,199         2,991,503
       Less- Accumulated depreciation and amortization                                     1,675,196         1,312,397
                                                                                 --------------------   ---------------
                                                                                          $2,009,003        $1,679,106
                                                                                 ====================   ===============

For the nine-month periods ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996, depreciation and amortization expense from property and equipment was approximately $421,000, $300,000, $394,000 and $321,000, respectively.

6.  OTHER ASSETS

Other assets consist of the following:

                                                                                        March 31,          June 30,
                                                                                         1998                1997
                                                                                  ------------------    ---------------
     Investment in ATM Partners, LP (Note 10)                                              $256,386           $271,870
     Security deposits                                                                      253,125            226,724
     Other assets                                                                           175,805            150,946
                                                                                  ------------------    ---------------
                                                                                           $685,316           $649,540
                                                                                  ==================    ===============

7.  BANK DEBT

Bank debt consists of the following:

                                                                                       March 31,           June 30,
                                                                                        1998                 1997
                                                                                 -------------------  ------------------
       Bank line of credit                                                               $1,500,000            $500,000
       Term loan                                                                            583,333             833,333
       Notes payable - other                                                                 50,000             118,154
                                                                                 -------------------  ------------------
                                                                                          2,133,333           1,451,487
       Less-  Short-term borrowings                                                       1,883,331             899,487
                                                                                 -------------------  ------------------
                                                                                           $250,002            $552,000
                                                                                 ===================  ==================

The Company has a bank line of credit which provides for borrowings up to a maximum amount of $2,500,000 and expires on October 31, 1998. The line of credit is guaranteed by the four principal stockholders of the Company. At March 31, 1998 and June 30, 1997, the Company had borrowings of $1,500,000 and $500,000 outstanding, respectively, under this line of credit. Interest is charged at the prime rate (8.5% at March 31, 1998 and June 30, 1997) plus 1.5%.

The Company also has a $1,000,000 term loan with the bank which requires monthly payments of $27,778 plus interest at the prime rate (8.5% at March 31, 1998 and June 30, 1997) plus 1.75%
through December 17, 1999. The loan is collateralized by all of the Company's assets. At March 31, 1998 and June 30, 1997, the Company's outstanding balance under this loan was $583,333 and $833,333, respectively.

8.  COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under various noncancelable lease agreements for the rental of office space and equipment through 2002. The lease agreements for office space contain escalation clauses based principally upon real estate taxes, building maintenance and utility costs. The following is a schedule by fiscal year of future minimum rental payments required under operating leases as of June 30, 1997.

                  1998                                 1,512,988
                  1999                                 1,059,640
                  2000                                   723,293
                  2001                                   415,111
                  2002                                   129,104
                                              -------------------
                                                       3,840,136
                                              ===================

Professional Liability or Malpractice Insurance

The Company does not maintain any professional liability or malpractice insurance policy. Although the Company believes it complies with all applicable laws and regulations, no assurance can be given that the Company will not be subject to professional liability or malpractice suits.

Clearing Agreements

The clearing agreement with the Broker states that JT will assume customer obligations should a customer of JT default. At March 31, 1998 and June 30, 1997, approximately $25,000 of cash is held as a deposit requirement by the Broker.

Net Capital Requirements

JT is subject to the SEC's Uniform Net Capital Rule 15c 3-1, which requires the maintenance of minimum regulatory net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to
1. At March 31, 1998 and June 30, 1997, JT had net capital of $300,161 and $2,007,331, respectively, which was $275,161 and $1,982,331, respectively, in excess of its required net capital of $25,000.

Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, JT executes, as an agent, transactions on behalf of customers. If the agency transactions do not settle because of failure to perform by either the customer or the counterparties, JT may be obligated to discharge the obligation of the nonperforming party and, as a result, may incur a loss if the market value of the security is different from the contract amount of the transactions.

JT does not anticipate nonperformance by customers or counterparties in the above situation. JT's policy is to monitor its market exposure and counterparty risk. In addition, JT has a policy of reviewing, as considered necessary, the credit standing of each counterparty and customer with which it conducts business.

Stock Warrants


In April 1998, an investment banker and its assignee, instituted a suit in the U.S. District Court in Austin Texas, demanding issuance, collectively, of 100,000 warrants to purchase the Company's common stock at $5.125 per share (alleged to have been issuable under an investment banking agreement pursuant to which the investment banker was to have provided investment banking services to the Company), as well as attorney's fees and exemplary damages. The Company believes, among other defenses, that the investment banker defaulted under such agreement and provided no material services to the Company. The Company intends to defend such suit vigorously. In addition, the Company has received a demand letter from a consultant (an entity believed to be affiliated with the investment banker) demanding the issuance of 150,000 warrants to purchase the Company's common stock at $5.13 per share, alleged to have been issuable under a consulting agreement pursuant to which the consultant was to have provided consulting services to the Company. The Company believes that the consultant defaulted under such agreement and provided no material services to the Company. The Company has denied such demand. While the ultimate results of the matters described above cannot be determined, management does not expect that they will have a material adverse effect on the Company's results of operations or financial position.



Payroll Taxes



The Company annually provides its employees with form W-2 and its outside consultants with form 1099 and Royal provides the financial planners with form 1099, all of which are in accordance with tax law and industry practice. While the Company has not experienced any federal or state payroll tax audits, should a taxing authority assert that an outside consultant is an employee, the Company believes that it is unlikely that any such audit would have a material effect on its consolidated financial position, results of operations or cash flows.


9.  STOCKHOLDERS' EQUITY

Warrants

The Company has 507,926 and 50,783 warrants outstanding pertaining to those issued to the public and the underwriter, respectively, in connection with the Initial Public Offering in 1994. Each warrant issued to the public grants the holder the right to purchase one share of common stock at an exercise price of $4.67 and expires in September 1998. For an exercise price of $8.40 per warrant, each of the warrants issued to the underwriter gives the holder two shares of common stock and a warrant to purchase another share of common stock at an exercise price of $4.67 and expire in September 1999.

Stock Option Agreements
and Stock Option Plan

The Company has granted stock options to employees, directors and consultants pursuant to individual agreements or to its incentive and non-qualified stock option plan.

In September 1993, the Company's Board of Directors and Stockholders adopted the Company's Joint Incentive and Non-Qualified Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting, at the discretion of the Board of Directors, of: (i) options that are intended to qualify as incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to employees and (ii) options not intended to so qualify to employees, officers and directors. The total number of shares of common stock for which options may be granted under the Option Plan is 816,000 shares. The number of shares granted, prices, terms of exercise, and expiration dates are determined by the Board of Directors. The Plan will terminate in September 2003. At December 31, 1997 and June 30, 1997, 420,002 options have been granted under the Option Plan.

The table below summarizes plan and nonplan stock option activity:

                                                                                   Weighted
                                                                  Number of        Average
                                                                    Shares      Exercise Price
                                                                   ---------    --------------
     Outstanding, July 1, 1995                                     1,110,002         $3.48

         Granted                                                     355,000          4.43
         Exercised                                                  (10,000)          2.00
         Canceled                                                   (63,000)          3.50
                                                                    -------

     Outstanding, June 30, 1996                                    1,392,002          3.89

         Granted                                                     273,000          2.70
         Canceled                                                  (299,000)          4.21
                                                                   --------

     Outstanding, June 30, 1997                                    1,366,002          3.59

          Granted                                                  1,223,000          6.71
          Exercised                                                 (28,000)          1.93
          Cancelled                                                (250,000)          5.13
                                                                   ---------
     Outstanding,  March  31, 1998                                 2,311,002          5.10
                                                                   =========
     Exercisable,  June 30, 1997                                   1,093,002          3.81
                                                                   =========
     Exercisable, March 31, 1998                                     825,002          3.46
                                                                   =========

The weighted average grant date fair value of options granted during the years ended June 30, 1997 and June 30, 1996 is $1.00 and $2.52 per option, respectively.

Options outstanding and exercisable at March 31, 1998 and June 30, 1997 and related weighted average exercise price and life information follows:

                                    Options Outstanding              Options Exercisable
             Fiscal Year          -----------------------           ----------------------         Remaining
              Grant Date          Shares            Price           Shares           Price         Life (Years)

          1994                     420,002          $2.95           420,002          $2.95              1/2
          1995                     405,000           3.34           405,000           3.34               5
          1996                           -
          1997                     273,000           2.70                 -              -               4
          1998                   1,213,000           6.75                 -              -              10

Options outstanding and exercisable at June 30, 1997 and related weighted average exercise price and life information follows:

                            Options Outstanding            Options Exercisable
       Fiscal Year         ----------------------         -----------------------      Remaining
        Grant Date         Shares          Price         Shares           Price      Life (Years)
       -----------         ------          -----         ------           -----      ------------

            1994          420,002          $ 2.9          420,002          $2.95          1
            1995          405,000           3.34          405,000           3.34          6
            1996          268,000           4.88          268,000           4.88          3
            1997          273,000           2.70             --             --            4


The Company has adopted the disclosure-only provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the employee stock options. Had compensation cost for the Company's employee stock options been determined based on the fair value at the grant date for options granted since July 1, 1995 consistent with the provisions of SFAS No. 123, the Company's net income or loss and earnings or loss per share would have been reduced to the pro forma amounts indicated below:

                                                 Nine Months ended March 31,                Years ended June 30,
                                             ----------------------------------    --------------------------------
                                                    1998                1997               1997              1996
                                                    ----                ----               ----              ----

Net income (loss), as reported               $   1,651,557       $     (92,551)     $     875,994     $     534,726

Net income (loss), pro forma                       710,470            (186,889)           832,418           101,098


Earnings (loss) per share, as reported                0.28               (0.02)              0.16              0.10


Earnings (loss) per share, pro forma                  0.12               (0.03)              0.15              0.02


The pro forma effect on net income or loss for fiscal years 1997 and 1996 does not take into consideration pro forma compensation expense related to grants made prior to fiscal year 1996.

The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                 Expected life (years)                     3
                 Interest rate                             7.00%
                 Volatility:
                      March 31, 1998                      71.2%
                      June 30, 1997                       61.9%
                 Dividend yield                               0%

During fiscal 1998, the Company granted a total of 1,176,000 non-compensatory options to thirteen financial planners who also serve the Company in various employment capacities. Six of these thirteen individuals receiving a total of 362,000 options earn much of their total compensation directly from Royal for security transactions.


On May 19, 1997, the Company adopted the Company's 1997 Common Stock and Incentive and Non-Qualified Stock Option Plan of Gilman & Ciocia, Inc. (the "1997 Plan"), pursuant to which the Company may grant options to purchase up to an aggregate of 300,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or they may be intended not to qualify under such Section ("Non-Qualified Options"). No Incentive Options will be issued pursuant to the 1997 Plan until such 1997 Plan is approved by the shareholders of the Company.

Treasury Stock

During fiscal 1995, the Board of Directors resolved to accept 85,930 and 11,034 shares, respectively, of the Company's common stock from four officers in lieu of repayment of certain loans due to the Company. The shares were valued at the approximate fair market value of $3.50 per share for an aggregate value of $339,375. Of the 96,964 shares, 85,930 were returned to treasury stock on August 23, 1995. The remaining 11,034 shares were returned to treasury stock on September 22, 1995.

During fiscal 1996, the Board of Directors of the Company resolved to cancel and return all existing shares of the Company's treasury stock to authorized and unissued shares of common stock.

During fiscal 1997, the Company acquired 175,900 shares of its common stock for an aggregate cost of $733,200 and reissued 18,467 of these shares to employees and consultants. The reissuance gave rise to the recognition of compensation expense in the amount of $41,551 representing the excess of the fair value of these shares at reissuance over their cost.

During the nine months ended March 31, 1998, the Company acquired 60,700 shares of its common stock for an aggregate cost of $179,123 and reissued 6,818 of these shares to employees and consultants. The reissuance gave rise to the recognition of compensation expense in the amount of $61,831 representing the excess of the fair value of these shares at reissuance over their cost.

Stock Subscriptions and Accrued Interest Receivable

Stock subscriptions receivable of $154,964 and $223,168 at March 31, 1998 and June 30, 1997, respectively, bear interest at a rate of 9% per annum. For the nine-month periods ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996, the Company recognized interest income of $7,643, $23,725, $27,108 and $35,879, respectively. At March 31, 1998 and June 30, 1997 accrued interest receivable were $20,049 and $23,518, respectively.

The Company is holding in escrow all of the shares of its common stock related to the stock subscription receivable. The shares will be released when the stock subscription receivables are collected.

The following is a schedule by year of principal payments to be received:


           Year ending June 30:
               1998                           $       90,013
               1999                                   64,387
               2000                                   45,250
                                              --------------
                                              $      199,650
                                              ==============

10.  RELATED PARTY TRANSACTIONS


Investment in ATM Partners, L.P.

In July 1995, the Company, together with one of its officers and five individuals who are relatives of the officers of the Company formed ATM Partners, LP (the "Partnership"), an Investment Partnership. All investment transactions are executed through JT. At March 31, 1998, June 30, 1997 and 1996, the Company had approximately 41%, 41% and 35%, respectively, interest in the Partnership. The Company recognized income (loss) of approximately $(15,000), $27,000, $73,000 and $198,000 from the Partnership for the nine-month periods ended March 31, 1998 and 1997 and for the years ended June 30, 1997 and 1996, respectively. Such partnership began liquidating its investments and distributing its assets to its partners in the Company's 1997 fiscal year, and is in the process of liquidating its remaining investments.

Commissions Earned by Officers

The Company's principal officers/stockholders act as registered representatives of the Broker and authorized agents of insurance carriers. During fiscal 1997 and 1996, these individuals earned commissions of approximately $302,000 and $402,000 respectively, from sales of securities and insurance products. For the nine-month periods ended March 31, 1998 and 1997, the individuals earned commissions of approximately $312,000 and $348,000 respectively, from sales of securities and insurance products.

Sale of Options by Officers/Stockholders

In November 1995, five executive officers sold options to purchase a total of 65,000 shares of the Company's common stock for $2.50 per option to Rummco, Ltd. ("Rummco"), a Cayman Islands company. In connection with such sale, the Company agreed to consent to such sale. These options to purchase shares of common stock were subsequently sold to Rozel International Holding. Ltd. ("Rozel") for $4.50 per option, in an agreement dated June 10, 1996. Both Rummco and Rozel are independent of the Company.

Forgiveness of Indebtedness of Officers/Stockholders

The four principal stockholders/officers were indebted to the Company under demand loans totaling $123,899. The loans were converted to notes receivable upon the Company's demand for repayment in March 1996, and then subsequently forgiven and charged to compensation.


11.  SEGMENTS OF BUSINESS

The Company is a provider of income tax preparation and financial planning services to individuals and business in various states across the country. Direct mail services are provided primarily to businesses and individuals in the New York metropolitan area.

The following presents financial information by segment for the years ended June 30, 1997 and 1996:


                                                 Tax         Financial
                                             Preparation      Planning     Direct Mail   Eliminations    Consolidation
Year ended June 30, 1997:
    Revenues from unaffiliated customers   $   9,921,967   $  12,464,204  $   2,188,320 $     -         $  24,574,571
    Intersegment revenues                        -               -            2,275,000    (2,275,000)        -
                                           -------------   -------------  ------------- ------------- ---------------

              Total revenues                   9,921,967      12,464,284      4,463,320    (2,275,000)     24,574,571
Direct costs                                   6,025,407       9,729,797      4,162,670    (2,275,000)     17,642,874
Depreciation and amortization                    450,091         315,761         20,070       -               785,922
General corporate expenses                     2,647,426       1,857,300        350,175       -             4,854,901
                                           -------------   -------------  ------------- -------------       ---------
              Operating income             $     799,042         561,428        (69,595)      -             1,290,874
                                           =============   =============  ============= =============       =========

Interest expense                           $     118,442   $      83,092  $     -       $     -              $201,534
                                           =============   =============  ============= =============        ========
Identifiable assets                        $   7,135,360   $   5,005,800  $     329,938 $  (3,376,844)  $   9,094,254
                                           =============   =============  ============= =============   =============
Capital expenditures                       $     553,446   $     -        $      38,916 $     -              $592,362
                                           =============   =============  ============= =============        ========

Direct costs consist of the following:
    Direct mail costs                      $     -         $     -        $   1,136,347 $     -         $   1,136,347
    Advertising                                1,642,630       1,152,386      2,299,925    (2,275,000)      2,819,941
    Rent                                       1,044,261         732,599        107,908       -             1,884,768
    Salaries and commissions                   3,338,516       7,844,812        618,490       -            11,801,818
                                           -------------   -------------  ------------- -------------      ----------
                 Total direct costs        $   6,025,407   $   9,729,797  $   4,162,670 $  (2,275,000)  $  17,642,874
                                           =============   =============  ============= =============   =============




                                                 Tax         Financial
                                             Preparation      Planning     Direct Mail   Eliminations    Consolidation
Year ended June 30, 1996:
    Revenues from unaffiliated customers   $   8,147,986   $  10,683,765  $   2,689,786 $     -         $  21,521,537
    Intersegment revenues                        -               -            2,000,000    (2,000,000)        -
                                           -------------   -------------  ------------- -------------   -------------
              Total revenues                   8,147,986      10,683,765      4,689,786    (2,000,000)     21,521,537
Direct costs                                   4,260,631       8,064,597      4,429,177    (2,000,000)     14,754,405
Depreciation and amortization                    302,304         210,076         13,088       -               525,468
General corporate expenses                     3,182,122       2,215,025        249,988       -             5,647,135
                                           -------------   -------------  ------------- -------------   -------------
              Operating income             $     402,929   $     194,067  $      (2,467)$     -         $     594,529
                                           =============   =============  ============= =============   =============

Interest expense                           $     -         $     -        $     -       $     -         $     107,111
                                           =============   =============  ============= =============   =============
Identifiable assets                        $   5,519,630   $   2,048,485  $     298,386 $     -         $   7,866,501
                                           =============   =============  ============= =============   =============
Capital expenditures                       $     813,750   $     -        $      86,635 $     -         $     900,385
                                           =============   =============  ============= =============   =============

Direct costs consist of the following:
    Direct mail costs                      $     -         $     -        $   1,682,108 $     -         $   1,682,108
    Advertising                                1,509,001       1,048,628      2,027,496    (2,000,000)      2,585,125
    Rent-                                        831,303         577,685         93,800       -             1,502,788
       Salaries and commissions                1,920,327       6,438,284        625,773       -             8,984,384
                                           -------------   -------------  ------------- -------------   -------------
                 Total direct costs        $   4,260,631   $   8,064,597  $   4,429,177 $  (2,000,000)  $  14,754,405
                                           =============   =============  ============= =============   =============


Intersegment sales are recognized upon the completion of the services associated with direct mail services.

12.  TAXES ON INCOME

Provisions for income taxes in the consolidated financial statements consist of the following:

                                                        June 30,          June 30,
                                                          1997              1996
     Current:
         Federal                                        $   211,903    $  362,297
         State and local                                     76,011       123,935
                                                        -----------    ----------
                      Total current                         287,914       486,232
                                                        -----------    ----------

     Deferred:
         Federal                                             82,025      (103,483)
         State and local                                     23,661       (30,102)
                                                        -----------    ----------
                      Total deferred tax (benefit)          105,686      (133,585)
                                                        -----------    ----------
                                                        $   393,600    $  352,647
                                                        ===========    ==========


Deferred tax assets as of June 30, 1997 consist of the following:

Compensation expense recognized for financial reporting purposes in connection with common stock option grants issued at below
    market value                                                          $  93,200
Book amortization of intangibles in excess of tax                           129,600
Provision for bad debts                                                      35,200
Provision for deferred rent liability                                        29,200
Book depreciation in excess of tax                                         (139,823)
Investments accounted for under the equity method                          (119,478)
                                                                          ---------
                                                                          $  27,899
                                                                          =========

No valuation allowance has been established against the deferred tax assets because management believes that all of the deferred tax assets will be realized.

A reconciliation of the federal statutory rate to the income taxes is as follows:

                                                        1997                             1996
                                              ------------------------        ------------------------
Year ended June 30:
  Federal income taxes computed at
     statutory rates                          $ 431,662           34.0%        $301,706          34.0%
  State and local taxes, net of federal
     tax benefit                                 76,176            6.0           44,225           5.0
  Reversal of overaccruals                     (156,000)         (12.3)            --            --
  Other                                          41,762            3.3            6,716            .7
                                              ---------         ------         --------        ------
                                              $ 393,600           31.0%        $352,647          39.7%
                                              =========         ======         ========        ======

No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus. If given or made, such other information or representation must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.





                               TABLE OF CONTENTS
                                                                            PAGE

Prospectus Summary ........................................................
Risk Factors ..............................................................
Market Information ........................................................
Use of Proceeds ...........................................................
Management's Discussion
and Analysis of Financial
Condition and Results of
Operations ................................................................
Business ..................................................................
Management ................................................................
Remuneration of Officers
and Directors .............................................................
Principal Stockholders ....................................................
Certain Relationships and
Related Transactions ......................................................
Plan of Distribution ......................................................
Selling Securityholders ...................................................
Description of Securities .................................................
Legal Matters .............................................................
Experts ...................................................................
Additional information ....................................................


Dealers and selling securityholders must deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions and the Company must deliver a prospectus with respect to all sales of the of the registered securities issued by the Company.

                         507,926 Shares of Common Stock
                                ($.01 par value)

                         233,421 Shares of Common Stock
                          by Selling Security Holders

                            50,783 Redeemable Public
                          Warrants by Selling Security
                                    Holders


                                   PROSPECTUS


                             GILMAN & CIOCIA, INC.
                             475 Northern Boulevard
                              Great Neck, NY 11021

                                September   , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Article EIGHTH of the Corporation's Certificate of Incorporation provides:

            A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Article NINTH of the Corporation's Certificate of Incorporation provides:

            This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of this Corporation to procure judgment in its favor, by reason of the fact that he is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Article TENTH of the Company's By-Laws provides as follows:

            Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of or as a result of such action or proceeding, or in connection with any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.


ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, and non-accountable expenses of $-0-) are as follows:

Securities and Exchange Commission Fees..................   $  1,511
NASDAQ Stock Market listing fees.........................        -0-
Transfer/Warrant Agent's Fee and Expenses................      1,000
Accounting Fees and Expenses.............................    240,000
Blue Sky Fees and Expenses...............................      5,000
Printing Expenses .......................................     10,000
First Colonial Securities Group, Inc.....................     40,000
Legal Fees...............................................     50,000
Miscellaneous............................................      2,489

                        TOTAL............................   $350,000
                                                            ========

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES


            In May 1995, the Company issued 203,428 restricted shares of Common Stock in connection with the Company's acquisition of Gilbert Financial Services, Inc. and granted options to purchase 400,000 restricted shares of Common Stock in connection with an employment agreement with Mr. Steven Gilbert. After the end of the 1995 fiscal year, 60,000 options granted to Mr. Gilbert during such year were rescinded pursuant to a preexisting incentive compensation agreement.

            In June 1995, Judah Wernick, an employee of the underwriter in the Company's initial public offering purchased all outstanding Class A Bridge Loan Warrants, and upon exercise thereof, the Company issued 360,000 restricted shares of Common Stock for an aggregate purchase price of $748,800.

            In June 1995, the Company issued 64,286 restricted shares of Common Stock at $3.50 per share to Edward Haas pursuant to an asset purchase agreement in partial consideration for the acquisition of assets used in the direct mail advertising business.

            In August 1995, the Company sold 47,401 restricted shares of Common Stock to the following employees and financial planners who had commission sharing agreements with the Company at the following prices for an aggregate purchase price of approximately $232,000: Ed Dooney - 7,987 shares of common stock at $3.13 per share for cash and note receivable for the specific financing of Ed Dooney's opening of a new office in Connecticut; Lee Povinelli - 7,987 shares of common stock at $3.13 per share for cash and a note receivable for the specific financing of Lee Povinelli's opening of a new office in Connecticut; Zoe Papathomas - 2,857 shares of common stock at $3.50 per share; Abraham Dorfman - 2,857 shares of common stock at $3.50 per share; John Osorio - 17,143 shares at $3.50 per share for cash and a note payable for the specific funding of John Osorio's opening a new office in new York; Alex Morrow - 4,286 shares at $3.50 per share for printing services rendered; Herb Herzog - 2,571 shares of common stock at $3.50 per share for phone equipment and services rendered; and Bob Kelley - 1,714 shares of common stock at $3.50 per share.

            During the same period, the Company also issued 10,100 restricted shares of Common Stock to the following employees and others as performance bonuses: Scott Fisher - 2,000; Lenny Schrift - 200 shares; Patricia White - 200 shares; Jill Hoenings - 300 shares; Sandy Valle - 200 shares; Georget Czajkowski
- 200 shares; Rosalie Maiorano - 200 shares; Vinka Pelaic - 200 shares; Abraham Dorfman -1,000 shares; John Brower - 200 shares; Serafino Maiorano - 200 shares; Joseph Araneo - 200 shares; Dominick Ciocia - 300 shares; Richard Fusari - 300 shares; Neil Hasset, Jr. - 300 shares; John Osorio - 200 shares; Lee Povinelli - 200 shares; Lorraine

Buscareno-Smith - 200 shares; Gerald Hoenings - 200 shares; John Lentini - 200 shares; Mario Romilio - 1,000 shares; Deborah O'Connell - 1,000 shares; Robby Gilman - 200 shares and Jennifer Gilman - 200 shares.

            In August 1995, the Company sold 11,380 restricted shares of Common Stock to Ralph Esposito, a former officer of the Company and 11,379 restricted shares of Common Stock to Kathryn Travis, an officer, (which shares had been returned to the Company as a result of a default in the payment of a subscription receivable) at $3.07 per share.

            In addition, in August 1995, the Company issued 25,713 restricted shares of Common Stock for an aggregate purchase price of $89,995.50 to the following individuals in the following amounts: Dominick Riolo 8,571 shares; Gregory Ferone 8,571 shares; and Armando Olivieri 8,571 shares, pursuant to a contract for the opening of new offices in New City, New York, Mamaroneck, New York and Scarsdale, New York between such individuals and the Company.


            The Company, in August 1995, sold 1,429 restricted shares of Common Stock to Joseph Jensen for an aggregate purchase price of $5,000.00 pursuant to a severance compensation package agreement between such individual and the Company.

            In October 1995, the Company sold a total of 20,000 restricted shares of Common Stock upon exercise of a stock option to Abraham Dorfman, a financial planner affiliated with the Company, for an aggregate purchase price of $40,650 pursuant to a previous contract between such individual and the Company.

            In October 1995, the Company issued 3,050 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Neil Hasset 300 shares; Jim Ptacek 100 shares; Carol Livolsi 100 shares; Karen Sheppard 50 shares; Joel Weinberger 50 shares; Jeffrey Ambrosio 50 shares; Pat Ewing 50 shares; Kerry O'Keefe 50 shares; Richard Boehm 200 shares; Dominick Riolo 100 shares; Joe Jacoes 100 shares; Larry Brenner 100 shares; Dave Burgio 100 shares; Lorraine Buscareno-Smith 100 shares; Dave Critelli 100 shares; Deborah E. O'Connell 1,200 shares; and Scott Fisher 300 shares.

            In November 1995, the Company sold 100 restricted shares of Common Stock to Gwendolyn Morgan at $4.625 per share for an aggregate purchase of $462.50.

            In November 1995, the Company issued 3,688 restricted shares of Common Stock to Kerry O'Keefe as a performance bonus.

            In November 1995, the Company sold 5,000 restricted shares of Common Stock to Frank Daguanno at $6.00 per share for an aggregate purchase price of $30,000.

            In December 1995, the Company issued 1,600 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Thomas Mallis 100 shares; Carol Sanford 100 shares; Sandy Valle 100 shares; Rosalie Maiorano 100 shares; Angelo Perna 100 shares; Georget Czajkowski 100 shares; Leonard Shrift 100 shares; Patricia White 100 shares; Vinka Pelaic 100 shares; Robert Gilman 100 shares; Jennifer Gilman 100 shares; Debra Seeley 100 shares; Kerry O'Keefe 100 shares; Joel Weinberger 100 shares; Pat Ewing 100 shares; and Tim Bodner 100 shares.

            In February 1996, the Company issued 15,254 restricted shares of Common Stock for an aggregate purchase price of $80,000 to the following individuals in the following amounts: Howard Wilkin 5,405 shares; Alfred Schepis 5,405 shares; and Armando Olivieri 4,444 shares, pursuant to management agreements as signing bonuses between such individuals and the Company.

            In April 1996, the Company issued a total of 3,400 restricted shares of Common Stock to an employee, Alex Morrow, for services rendered.

            In October 1996, the Company sold a total of 10,000 restricted shares of Common Stock upon exercise of a stock option to Abraham Dorfman, an affiliated financial planner, for an aggregate purchase price of $23,200 pursuant to a previous contract between such individual and the Company.

            In March 1997, the Company granted options to purchase restricted shares of Common Stock at $2.75 per share to employees and officers as follows:
Serafino Maiorano 75,000; Dominick Ciocia 32,000; Gerald Hoenings 16,000; John Brower 50,000; Lee Povinelli 40,000; James Ciocia 10,000; Thomas Povinelli 10,000; Gary Besmer 10,000; and Kathryn Travis 10,000.

            In June 1997, the Company granted options to purchase 10,000 restricted shares of Common Stock at $2.50 per share to each of Lewis Pasquin and George Dagher.

            In October 1997, the Company sold a total of 10,000 restricted shares of Common Stock upon exercise of a stock option to Abraham Dorfman, an affiliated financial planner, for an aggregate purchase price of $18,100 pursuant to a previous contract between such individual and the Company.

            In November 1997, the Company granted options to purchase a total of 623,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Steven Gilbert 100,000 shares of Common Stock at $4.75 per share; Gerald Hoenings 21,000 shares of Common Stock at $5.00; Serafino Maiorano 85,000 shares of Common Stock at $5.00 per share; Dominick Ciocia 45,000 shares of Common Stock at $5.00 per share; John Brower 75,000 shares of Common Stock at $5.00 per share; Greg Ferone 100,000 shares of Common Stock at $6.00 per share; Dominick Riolo 100,000 shares of Common Stock at $6.00 per share; Walter Shair 15,000 shares of Common Stock at $6.00 per share; George

Dagher 15,000 shares of Common Stock at $6.00 per share; Lewis Pasquin 5,000 shares of Common Stock at $6.00 per share; and Abraham Dorfman 12,000 shares of Common Stock at $6.00 per share; and to the following independent contractor in the following amount: Marc Cohen 50,000 shares of Common Stock at $5.00 per share.

            In December 1997, the Company granted options to purchase a total of 245,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Gerald Hoenings 21,000 shares of Common Stock at $7.00 per share; Serafino Maiorano 105,000 shares of Common Stock at $7.00 per share; Dominick Ciocia 44,000 shares of Common Stock at $7.00 per share; and John Brower 75,000 shares of Common Stock at $7.00 per share.

            Also in December 1997, the Company issued 10,923 restricted shares of Common Stock as performance bonuses to the following employees and affiliated financial planners in the following amounts: Georget Czajkowski 400 shares; Lenny Schrift 50 shares; Carol Dessuit 50 shares; Charles Bennett 50 shares; Catherine Roma 100 shares; Linda Badzim 50 shares; Erin Kiley 50 shares; Cathy Cunha 50 shares; Nicolina Montesano 50 shares; Marsha Dockery 50 shares; Richard Trent 200 shares; Alex Weissman 100 shares; Dominick Ciocia 100 shares; Daniel McCarthy 100 shares; Kelly Cortis 100 shares; Kenneth Spielman 100 shares; Walter Shair 100 shares; Paul Weinberger 1,818 shares; Christopher Kirby 300 shares; Dave Critelli 3,800 shares; Florence Barrest 25 shares; Theresa Camilleri 50 shares; Susan Garcia 100 shares; Charlene Ladig 25 shares; Ethel Maleski 25 shares; Cheryl Marengi 50 shares; Jane Shattuck 25 shares; Jeffrey Vest 25 shares; Kim Young 50 shares; Diana Furman 40 shares; Nicole Summers 100 shares; Patricia Brown 40 shares; Julie Grammatica 50 shares; Scott Fisher 250 shares; Thomas Mallis 50 shares; Sandy Valle 400 shares; Karen Sheppard 50 shares; Thomas Etheridge 100 shares; Robert Hayes 200 shares; Sean O'Keefe 100 shares; Angelo Perna 50 shares; Aaron Seenarine 100 shares; Sandra Solarchik 50 shares; Lance Howard 50 shares; Annemarie Mallin 50 shares; Christine Christofor 100 shares; Sau-Miu Chan 50 shares; Mary Ann Ciaccia 100 shares; Louise Avery 50 shares; Marjorie Kane 50 shares; David Bazemore 250 shares; Richard Locurto 200 shares; Hector Ramos 200 shares; Maurice Smith 200 shares; and Lorraine Buscareno-Smith 50 shares.

            In January 1998, the Company granted options to purchase a total of 345,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Jeff Altman 37,500 shares of Common Stock at $7.50 per share; Jeff Altman 18,750 shares of Common Stock at $9.50 per share; Jeff Altman 18,750 shares of Common Stock at $11.50 per share; Vernon Lemmon 12,500 shares of Common Stock at $7.50 per share; Vernon Lemmon 6,250 shares of Common Stock at $9.50 per share; Vernon Lemmon 6,250 shares of Common Stock at $11.50 per share; Steve Hand 125,000 shares of Common Stock at $10.00 per share and Steve Sacher 20,000 shares of Common Stock at $7.00 per share, 20,000 shares of Common Stock at $7.50 per share, 20,000 shares of Common Stock at $8.00 per share, 20,000 shares of Common Stock at

$8.50 per share, 20,000 shares of Common Stock at $9.00 per share, and 20,000 shares of Common Stock at $9.50 per share.


            In April 1998, the Company granted options to purchase a total of 795,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Tim Bodner 60,000 shares of Common Stock at $13.75 per share; Dave Burgio 100,000 shares of Common Stock at $13.75 per share; Daniel McCarthy 20,000 shares of Common Stock at $13.75 per share; Abe Dorfman 25,000 shares of Common Stock at $13.75 per share; Neil Hasset 45,000 shares of Common Stock at $13.75 per share; Al Shepis 175,000 shares of Common Stock at $13.75 per share; Howard Wilken 175,000 shares of Common Stock at $13.75 per share; Steve Gilbert 75,000 shares of Common Stock at $13.75 per share; and Steve Sacher 100,000 shares of Common Stock at $20.00 per share.

            All sales reported under this item were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and/or the rules and regulations promulgated thereunder as sale of securities not involving a public offering.


ITEM 27.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (a)   Exhibits
                  3.1 Registrant's Articles of Incorporation, as amended, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  3.2 Registrant's By-Laws, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB- 2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.1 Resolution of Designation, Powers, Preferences and Right of Series A Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                               Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.2 Form of Warrant of Bridge Loan lenders, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                               Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB- 2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  5            Opinion of Akabas & Cohen

                  5.2          Opinion of Akabas & Cohen

                  10.1 Restated and Amended Agreement and Plan of Merger dated December 23, 1992 among the Registrant and 15 participating corporations, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.2 Asset Sale Agreement dated December 31, 1992, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                               Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.3 Escrow letter regarding certain shares of Common Stock of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB- 2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.4         Omitted.

                  10.5 Warrant Agreement dated December 12, 1994 between the Registrant and the Warrant Agent, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                               Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.6         Omitted.

                  10.7 1993 Joint Incentive and NonQualified Stock Option Plan of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB- 2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.8 Documents involved in the repurchase of shares and settlement with Frank Pasatieri, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the

                               Registrant's Registration Statement on Form SB- 2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.9 Documents involved in the repurchase of shares and settlement with Alan Grad, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB- 2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.10        Omitted.

                  10.11        Omitted.

                  10.12 Documents involved in the repurchase of shares and settlement with Bernard McGee and Jay Cruice, former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                               Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.13        Omitted.

                  10.14        Omitted.

                  10.15 Agreement among Registrant and James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis regarding the repayment of advances, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.16 Underwriting Agreement between the Registrant and Patterson Travis, Inc., incorporated by reference to exhibit number 1.1 in the Registrant's Registration Statement on Form SB- 2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.17 Stock Purchase Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.18 Noncompetition Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.2 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.19 Employment Agreement dated February 10, 1995 between Steven Gilbert Financial Corp. and Steven Gilbert, incorporated by reference to exhibit
                               99.3 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.20 Registration Rights Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.4 to the Company's Current Report on Form 8-K, dated February 10, 1995

                  10.21 Letter Agreement dated April 26, 1995 between and Steven Gilbert, incorporated by reference to exhibit 10.20 in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1995

                  10.22 Joint Venture Agreement dated December 28, 1994 between Midwood Tax Service, Inc. and Registrant, incorporated by reference to the like number exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.23 Promissory notes delivered by James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis in payment for cash value of life insurance policies held by Registrant on the lives of such officers, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.24        Omitted.

                  10.25        Omitted.

                  10.26 Agreements dated November , 1995 among Rummco, Ltd., five executive officers Registrant, and Registrant in connection with the sale of stock options, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.27        Omitted.

                  10.28 Employment Agreement dated April 10, 1995 between Dominick Riolo and Registrant in connection with the opening of a new office, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.29 Employment Agreement dated April 10, 1995 between Gregory Ferone and Registrant in connection with the opening of a new office, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.30 Employment Agreement dated April 10, 1995 between Armando Olivieri and Registrant in connection with the opening of a new office, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.31 Independent Employment Contract dated December 1993 between Abraham Dorfman and Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.32 Form of Subscription Letter representing stock issuances to individuals, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.33 Independent Contractor's Agreement dated September 6, 1995 between Howard Wilkin and the Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.34 Independent Contractor's Agreement dated September 6, 1995 between Alfred Schepis and the Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.35 Independent Contractor's Agreement dated September 6, 1995 between Armando Olivieri and the Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.36 Letter of Agreement between dated October 31, 1997 by and between First Colonial Securities Group Inc. and the Registrant

                  11.01 Calculation of Net Income Per Share, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  21 List of Subsidiaries, incorporated by reference to Exhibit 21 in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995

                  23.1         Consent of Akabas & Cohen (Included in Exhibit 5)



                  23.2         Consent of Arthur Andersen, LLP




ITEM 28.    UNDERTAKINGS

            The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

     (e) If the Registrant requests acceleration of the effective date of the Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling person of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Great Neck, State of New York, on September 23, 1998.


                               GILMAN & CIOCIA, INC.


                               By /s/ James Ciocia
                                  --------------------------------
                                  James Ciocia,President and Chief
                                  Executive Officer


            In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement was signed by the following persons in the capacities and on the dates stated.



/s/James Ciocia             Director                      September 23, 1998
---------------------
James Ciocia




/s/ Thomas Povinelli        Chief Operating               September 23, 1998
---------------------       Officer,
Thomas Povinelli            and Director



/s/ Stephen Sacher          Chief Financial               September 23, 1998
---------------------       Officer
Stephen Sacher



/s/ Kathryn Travis          Vice President,               September 23, 1998
---------------------       Secretary and Director
Kathryn Travis



/s/ Robert Hayes            Controller                    September 23, 1998
---------------------
Robert Hayes



/s/ Louis Karol             Director                      September 23, 1998
---------------------
Louis Karol



/s/ Seth Akabas             Director                      September 23, 1998
---------------------
Seth Akabas

                                      INDEX

Exhibit       Description                                                 Page

5.2           Opinion of Akabas & Cohen


23.1+         Consent of Akabas & Cohen (included as part of
              Exhibit 5.2)


23.2          Consent of Arthur Andersen, LLP